UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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ELI LILLY AND COMPANY
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Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

Your vote is important
Please vote by using the Internet, telephone, or by signing, dating, and returning the enclosed proxy card.

Notice of Annual Meeting of Shareholders

To the holders of Common Stock of Eli Lilly and Company:
The 2014 Annual Meeting of Shareholders of Eli Lilly and Company will be held as shown below:

●	WHEN:	11:00 a.m. EDT, Monday, May 5, 2014
●	WHERE:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285

●	ITEMS OF BUSINESS:	Election of the five directors listed in the proxy statement to serve three-year terms
Ratification of Ernst & Young LLP as the principal independent auditors for 2014
Approval, by non-binding vote, of the compensation paid to the company's named executive officers
●	WHO CAN VOTE:	Shareholders of record at the close of business on February 28, 2014
See the back page of this report for information regarding how to attend the meeting. Every shareholder vote is important. If you are unable to attend the meeting in person, please sign, date, and return your proxy and/or voting instructions by mail, telephone or through the Internet promptly so that a quorum may be represented at the meeting.
By order of the Board of Directors,
James B. Lootens
Secretary
March 24, 2014
Indianapolis, Indiana

Important notice regarding the availability of proxy materials for the shareholder meeting to be held May 5, 2014: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2013.pdf

Proxy Statement Overview

General Information

This overview highlights information contained elsewhere in this proxy statement. It does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.

Meeting:	Annual Meeting of Shareholders	Date:	May 5, 2014
Time:	11:00 a.m. EDT	Location:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285
Record Date:	February 28, 2014

What Is New In This Year's Proxy

Below is a summary of changes to our compensation disclosures since our proxy filing last year, based on dialogue with shareholders:

1.
We redesigned our proxy statement to make it easier for our shareholders and other stakeholders to understand our compensation programs and to highlight important information about our corporate governance and other company practices.

2.	We expanded our compensation recovery policy to cover all executives and to encompass a broader range of executive misconduct.

3.
We reassessed our peer group in 2012 and expanded it to include six smaller biopharmaceutical and medical device companies: Allergan, Inc.; Biogen IDEC Inc., Celgene Corporation, Covidien PLC, Gilead Sciences, Inc., and Medtronic, Inc. We selected a revised peer group that would place Lilly in the middle of the group in terms of revenue.

2013 Business Performance Highlights

2013 falls in the middle of what we call the "YZ" period, during which we lose patent protection for a number of important products, including Zyprexa in the U.S. and Europe in late 2011, Cymbalta in the U.S. in December 2013, and Evista in the U.S. in March 2014. Despite these challenges, we delivered on our financial commitments for 2013, with revenue increasing 2 percent to $23.1 billion, non-GAAP net income increasing 19 percent to $4.5 billion, and non-GAAP earnings per share increasing 22 percent to $4.15. Total operating expenses decreased 1 percent, even as we continued to advance the company's pipeline. Reported net income for 2013 increased 15 percent to $4.68 billion, and reported earnings per share increased 18 percent to $4.32. (See Appendix A for a more detailed summary of adjustments to EPS.) Further information on our financial performance during 2013 is available in our 2013 Form 10-K and fourth-quarter earnings release available on our website at http://investor.lilly.com/financials.cfm.

We also made significant progress in delivering on the pipeline, with regulatory submissions for four products – empagliflozin, dulaglutide, new insulin glargine, and ramucirumab – along with five other new indication or line extension ("NILEX") approvals during 2013. In addition to these submissions, as of March 1, 2014, we also had 12 molecules in Phase III or submission stage and 25 more in Phase II.

Executive Compensation Summary for 2013

Under the leadership of our chairman and chief executive officer (CEO), Dr. John Lechleiter, during the past five years the company has made significant strides in advancing the pipeline, as illustrated by the figures below:

	Phase II NMEs	Phase III NMEs	Regulatory Submissions
2008	10	5	2

	ò	ò	ò

2013	25	8	7*
* Representing four products.

Prior to 2013, Dr. Lechleiter had not received an increase in target compensation since 2009. For 2013, the Compensation Committee decided to increase Dr. Lechleiter's target equity compensation based on the following factors:

•
Dr. Lechleiter's continued strong performance in leading the company during a difficult period of patent expirations to achieve solid financial results, reduce its cost structure, and progress the pipeline

•	The company's strong 2012 financial performance compared to goals; and

•	Peer group CEO pay trends as well as internal pay relativity compared to his direct reports

In keeping with the company's desire to maintain the substantial majority of the CEO's pay long-term focused and linked to company performance and shareholder value, the Compensation Committee only increased
Dr. Lechleiter's target equity compensation. Dr. Lechleiter's base salary and annual bonus targets remained unchanged.

The named executive officers each received base salary increases of between 2 and 3 percent, excluding
Mr. Harrington, who was promoted to Senior Vice President and General Counsel on January 1, 2013. These increases were consistent with those granted to other U.S. employees who were eligible for salary increases. The total compensation paid to the company's named executive officers in 2012 remained in the middle range of the updated peer group. As a result, the committee made no changes to target equity compensation for the other named executive officers for 2013, except for Mr. Harrington, as noted above.

Further information on executive compensation for 2013 can be found in the "Compensation Discussion and Analysis" and "Executive Compensation" sections below.

Voting Proposals

Shareholders will vote on the following items at the annual meeting:

Agenda Item				Management recommendation	Vote required to pass
Item 1	Elect the following nominees for director to serve a three-year term that will expire in 2017:			Vote FOR all	Majority of votes cast
Name and principal occupation	Joined the Board	Age	Public boards

Michael L. Eskew	2008	64	3M Corp.	Vote FOR
Former Chairman and CEO - UPS			IBM Corp.
			UPS, Inc.

Karen N. Horn, Ph.D.	1987	70	T. Rowe Price Mutual Funds	Vote FOR
Retired President, Private Client Services, and Managing Director - Marsh, Inc.			Simon Property Group, Inc.
			Norfolk Southern Corp.

William G. Kaelin, Jr.	2012	56	None	Vote FOR
Professor, Department of Medicine and Associate Director, Basic Science - Dana-Farber/ Harvard Cancer Center

John C. Lechleiter, Ph.D.	2005	60	Nike, Inc.	Vote FOR
Chairman, President, and CEO - Eli Lilly and Company			Ford Motor Company

Marschall S. Runge	2013	59	None	Vote FOR
Executive Dean for the School of Medicine at the University of North Carolina at Chapel Hill

Item 2	Ratify the appointment of Ernst & Young LLP as the company's principal independent auditor for 2014.			Vote FOR	Majority of votes cast
Item 3	Approve, by non-binding vote, compensation paid to the company's named executive officers.			Vote FOR	Majority of votes cast

Our Corporate Governance Policies Reflect Best Practices
•	Board membership marked by leadership, experience, and diversity
•	All 15 of our nonemployee directors are independent
•	Strong, independent lead director role
•	All board committees are fully independent
•	Executive sessions are held at every regularly-scheduled board meeting
•	Active board participation in company strategy and CEO succession planning
•	Board oversight of compliance and enterprise risk management practices
•	Meaningful director stock ownership guidelines
•	Majority voting standard and resignation policy for the election of directors

Our Executive Compensation Programs Reflect Best Practices
•	Strong shareholder support of compensation practices: in 2013, 97 percent of shares cast voted in favor of our executive compensation
•	Compensation programs are designed to align with shareholder interests and link pay to performance through a blend of short- and long-term performance measures
•	The Compensation Committee annually reviews compensation programs to ensure appropriate risk mitigation
•	No "top hat" retirement plans - supplemental plans are open to all employees and are limited to restoring benefits lost due to IRS limits on qualified plans
•	Broad compensation recovery policy that applies to all executives and covers a wide range of misconduct
•	Executives and senior management are prohibited from engaging in hedging transactions with company stock or pledging their company stock
•	Executives are subject to strong stock ownership guidelines
•	No tax gross-ups provided to executives (except for limited gross-ups related to international assignments)
•
Very limited perquisites; CEO did not use the corporate aircraft for personal use at any time during 2013. Other named executive officers (NEOs) are not permitted to use the corporate aircraft for personal use

•	Severance plans related to change-in-control generally require double trigger
•	No employment agreements with executive officers

How to Vote in Advance of the Meeting

Even if you plan to attend the 2014 Annual Meeting in person, we encourage you to vote prior to the meeting via one of the methods described below. You can vote in advance via one of three ways:

8    Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET

)    Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE

*    Sign, date and return your proxy card/voting instruction form to vote BY MAIL

Further information on how to vote is provided at the end of the proxy statement under "Meeting and Voting Logistics".

Voting at our 2014 Annual Meeting

You may also opt to vote in person at the 2014 Annual Meeting, which will be held on Monday, May 5, 2014 at the Lilly Corporate Center, Indianapolis, IN 46285, at 11:00 a.m., local time. See the section entitled "Meeting and Voting Logistics" for more information.

Board Operations and Governance

Board of Directors

In order of appearance, from left to right: Michael L. Eskew, Katherine Baicker, Alfred G. Gilman, Karen N. Horn, Jackson P. Tai, Franklyn G. Prendergast, J. Erik Fyrwald, R. David Hoover, John C. Lechleiter, Douglas R. Oberhelman, Ellen R. Marram, Sir Winfried Bischoff, William G. Kaelin, Jr., Marschall S. Runge, Kathi P. Seifert, Ralph Alvarez.

Each of our directors is elected to serve until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of directors to be elected at the annual meeting. Each nominee has agreed to serve on the Board of Directors if elected.

Director Biographies

Set forth below is the information as of March 12, 2014, regarding the nominees for election, which has been confirmed by each of them for inclusion in this proxy statement. We have provided the most significant experiences, qualifications, attributes, or skills that led to the conclusion that each director or director nominee should serve as one of our directors in light of our business and structure. Full biographies for each of our directors are available on our website at http://www.lilly.com/about/board-of-directors/Pages/board-of-directors.aspx.

No family relationship exists among any of our director nominees or executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. See the "Other Matters" section of the proxy for information about shareholder derivative litigation in which certain directors are named as defendants. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, sanctions, or injunctions that are material to the evaluation of the ability or integrity of any of our directors or nominees for director during the past 10 years.

Class of 2014

The following six directors’ terms will expire at this year’s annual meeting. Dr. Gilman will retire from the Board at the end of his term. The other five directors are standing for reelection. See “Item 1. Election of Directors” below for more information.

Michael L. Eskew, age 64, director since 2008

Board Committees: Audit (chair); Finance
Career Highlights		Other Board Service
United Parcel Service, Inc.		•	Public boards: 3M Corporation; IBM Corporation
•	Former Chairman and Chief Executive Officer (2002 - 2007)	•	Non-profit service: Chairman of the board of trustees of The Annie E. Casey Foundation
•	UPS Board of Directors (1998 - present)
•	Vice Chairman (2000 - 2002)
Qualifications: Mr. Eskew has CEO experience with UPS, where he established a record of success in managing complex worldwide operations, strategic planning, and building a strong consumer-brand focus. He is an Audit Committee financial expert, based on his CEO experience and his service on other U.S. company audit committees. He has extensive corporate governance experience through his service on the boards of other companies.

Alfred G. Gilman, M.D., Ph.D., age 72, director since 1995

Board Committees: Public Policy and Compliance; Science and Technology (chair)
Career Highlights		Career Honors
University of Texas Southwestern Medical Center		•	Nobel Prize in Physiology or Medicine (1994)
•	Regental Professor Emeritus (2009 - present)	•	Nadine and Tom Craddick Distinguished Chair in Medical Science
•	Executive Vice President for Academic Affairs and Provost (2006 - 2009)	•	Raymond and Ellen Willie Distinguished Chair of Molecular Neuropharmacology
•	Dean of the Medical School (2004 - 2009)	Other Board Service
Cancer Prevention and Research Institute of Texas		•	Public board: Regeneron Pharmaceuticals, Inc.
•	Chief Scientific Officer (2009 - 2012)
Qualifications: Dr. Gilman is a Nobel Prize-winning pharmacologist, researcher, and professor. He has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research. As the former dean of a major medical school, he brings to the Board important perspectives of both the academic and practicing medical communities.

Karen N. Horn, Ph.D., Age 70, Director since 1987

Board Committees: Compensation (chair); Directors and Corporate Governance
Career Highlights	Other Board Service
Brock Capital Group, a provider of financial advising and consulting services	•	Public boards: T. Rowe Price Mutual Funds; Simon Property Group, Inc.; and Norfolk Southern Corporation
• Senior Managing Director (2004 - present)
Marsh, Inc., a global provider of risk and insurance services	•	Prior public board service: Fannie Mae; Georgia-Pacific Corporation
• President, Private Client Services and Managing Director (1999 - 2003)
Bank One, Cleveland, N.A.
• Chairman and chief executive officer (1982 - 1987)
Qualifications: Ms. Horn is a former CEO with extensive experience in various segments of the financial industry, including banking and financial services. Through her for-profit and her public-private partnership work, she has significant experience in international economics and finance. Ms. Horn has extensive corporate governance experience through service on other public company boards in a variety of industries.

William G. Kaelin, Jr., M.D., age 56, director since 2012

Board Committees: Finance; Science and Technology
Career Highlights		Industry Memberships
Dana-Farber/Harvard Cancer Center		•	Institute of Medicine; National Academy of Sciences; Association of American Physicians
•	Professor of Medicine (2002 - present)
•	Associate director, Basic Science (2009 - present)	Career Honors
		•	Canada Gairdner International Award
		•	Lefoulon-Delalande Prize - Institute of France
Qualifications: Dr. Kaelin is a prominent medical researcher and academician. He has extensive experience at Harvard Medical School, a major medical institution, as well as special expertise in oncology—a key component of Lilly's business. He also has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research.

John C. Lechleiter, Ph.D., age 60, director since 2005

Board Committees: none	Industry Memberships
Career Highlights	•
American Chemical Society; Pharmaceutical Research and Manufacturers of America; Business Roundtable; President of International Federation of Pharmaceutical Manufacturers & Associations; Chairman of the U.S. - Japan Business Council

Eli Lilly and Company
• President and CEO (2008 - present)
• Chairman of the Board (2009 - present)
Career Honors	Other Board Service
• Honorary doctorates: Marian University, University of Indianapolis, the National University of Ireland, and Indiana University	•	Public boards: Ford Motor Company; Nike, Inc.
	•	Non-profit boards: United Way Worldwide; Xavier University; the Life Sciences Foundation; and the Central Indiana Corporate Partnership
Qualifications: Dr. Lechleiter is our chairman, president, and chief executive officer. A Ph.D. chemist by training, Dr. Lechleiter has over 30 years of experience with the company in a variety of roles of increasing responsibility in research and development, sales and marketing, and corporate administration. As a result, he has a deep understanding of pharmaceutical research and development, sales and marketing, strategy, and operations. He also has significant corporate governance experience through service on other public company boards.

Marschall S. Runge, M.D., Ph.D., age 59, director since 2013. Dr. Runge is serving under interim election by the board and was referred to the Directors and Corporate Governance Committee by an independent executive search firm.

Board Committees: Science and Technology; Public Policy and Compliance
Career Highlights		Industry Memberships
University of North Carolina, School of Medicine		•	Experimental Cardiovascular Sciences Study Section of the National Institutes of Health
•	Executive Dean (2010 - present); Chair of the Department of Medicine (2000 - present)
•	Principal Investigator and Director of the North Carolina Translational and Clinical Sciences Institute
Qualifications: Dr. Runge brings the unique perspective of a practicing physician who has a broad background in health care, clinical research, and academia. He has extensive experience as a practicing cardiologist, and has deep expertise in biomedical research and clinical trial design.

Class of 2015

The following five directors will continue in office until 2015.

Katherine Baicker, Ph.D., age 42, director since 2011

Board Committees: Audit; Public Policy and Compliance
Career Highlights		Industry Memberships
Harvard University School of Public Health, Department of Health Policy and Management		•	Commissioner of the Medicare Payment Advisory Commission
•	Professor of health economics (2007 - present)	•	Panel of Health Advisers to the Congressional Budget Office
Council of Economic Advisers, Executive Office of the President		•	Editorial boards of Health Affairs; the Journal of Health Economics; Journal of Economic Perspectives
•	Member (2005 - 2007)
•	Senior Economist (2001 - 2002)	•	Member of the Institute of Medicine
Qualifications: Dr. Baicker is a leading researcher in the fields of health economics, public economics, and labor economics. As a valued adviser to numerous health care-related commissions and committees, her expertise in health care policy and health care delivery is recognized by both academia and government.

J. Erik Fyrwald, age 54, director since 2005

Board Committees: Public Policy and Compliance (chair); Science and Technology
Career Highlights	E.I. duPont de Nemours and Company, a global chemical company
Univar, Inc., a leading distributor of industrial and specialty chemicals and provider of related services
	•	Group Vice President, agriculture and nutrition (2003 - 2008)
• President and Chief Executive Officer (2012 - present)
Nalco Company, a provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications	Other board service
	•	Non-profit boards: Society of Chemical Industry; Amsted Industries; The Chicago Public Education Fund

• Chairman and Chief Executive Officer (2008 - 2011)	Other organizations
	•	Field Museum of Chicago, Trustee
Qualifications: Mr. Fyrwald has a strong record of operational and strategy leadership in three complex worldwide businesses with a focus on technology and innovation. He is an engineer by training and has CEO experience with Univar and Nalco.

Ellen R. Marram, age 67, director since 2002, Lead director since 2012

Board Committees: Compensation; Directors and Corporate Governance (chair)
Career Highlights	Other Board Service
The Barnegat Group LLC, provider of business advisory services	•	Public boards: Ford Motor Company, The New York Times Company
• President (2006 - present)	•	Prior public board service: Cadbury plc
Tropicana Beverage Group - Pepsico	•	Non-profit boards: Wellesley College; Institute for the Future; New York-Presbyterian Hospital; Lincoln Center Theater; and Families and Work Institute
• President and Chief Executive Officer (1993 - 1998)
Nabisco Biscuit Company, a unit of Nabisco, Inc.
• President and Chief Executive Officer (1988 - 1993)
Qualifications: Ms. Marram is a former CEO with a strong marketing and consumer-brand background. Through her nonprofit and private company activities, she has a special focus and expertise in wellness and consumer health. Ms. Marram has extensive corporate governance experience through service on other public company boards in a variety of industries.

Douglas R. Oberhelman, age 61, director since 2008

Board Committees: Audit; Finance
Career Highlights		Other Board Service
Caterpillar Inc.		•	Public boards: Caterpillar Inc.
•	Chairman and Chief Executive Officer (2010 - present)	•	Prior public board service: Ameren Corporation
•	Group President (2001 - 2010)
•	Chief Financial Officer (1995 - 1998)	•	Non-profit boards: Wetlands America Trust
Memberships and Other Organizations
•	Business Roundtable, Executive Committee
•	Business Council
•	National Association of Manufacturers, Chairman
Qualifications: Mr. Oberhelman has a strong strategic and operational background as the CEO of Caterpillar, a leading manufacturing company with worldwide operations and a special focus on emerging markets. He is an audit committee financial expert as a result of his prior experience as CFO of Caterpillar and as a member and chairman of the audit committee of another U.S. public company.

Jackson P. Tai, age 63, director since 2013. Mr. Tai is serving under interim election by the board and was referred to the Directors and Corporate Governance Committee by an independent executive search firm.

Board Committees: Audit; Finance
Career Highlights		Other Board Service
DBS Group Holdings and DBS Bank (formerly the Development Bank of Singapore), one of the largest financial services groups in Asia		•	Public boards: The Bank of China Limited, Singapore Airlines, MasterCard Incorporated, Royal Philips NV

•	Vice Chairman and Chief Executive Officer (2002 -2007)	•	Prior board service: NYSE Euronext; ING Groep NV; CapitaLand (Singapore); DBS Group Holdings and DBS Bank
•	President and Chief Operating Officer (2001 - 2002)
J.P. Morgan & Co. Incorporated, a leading global financial institution
•	25 year career in investment banking, including senior management responsibilities in New York, Tokyo and San Francisco

Qualifications:  Mr. Tai is a former CEO with extensive experience in international business and finance, and is an audit committee financial expert. He has deep expertise in the Asia-Pacific region, a key growth market for Lilly. He also has broad corporate governance experience from his service on public company boards in the U.S. and Asia.

Class of 2016

The following five directors will continue in office until 2016, with the exception of Sir Winfried Bischoff, who will retire from the Board on May 5, 2014, prior to the annual meeting of shareholders, and the Directors and Corporate Governance Committee does not plan to fill his vacant seat.

Ralph Alvarez, age 58, director since 2009

Board Committees: Compensation; Science and Technology
Career Highlights	Other Board Service
Skylark Co., Ltd., a leading restaurant operator in Japan	•	Public boards: Lowe's Companies, Inc.; Dunkin' Brands Group, Inc.; Realogy Holdings Corp.
• Executive Chairman (2013 - present)
McDonald's Corporation	•	Private boards: Skylark Co., Ltd.
• President and Chief Operating Officer (2006 - 2009)	•	Prior public board service: McDonald's Corporation; KeyCorp
Memberships and Other Organizations
• University of Miami: President's Council; School of Business Administration Board of Overseers; International Advisory Board

Qualifications: Through his senior executive positions at Skylark Co., Ltd. and McDonald’s Corporation, as well as with other global restaurant businesses, Mr. Alvarez has extensive experience in consumer marketing, global operations, international business, and strategic planning. His international experience includes a special focus on emerging markets.

Sir Winfried Bischoff, age 72, director since 2000

Board Committees: Directors and Corporate Governance; Finance (chair)
Career Highlights		Other Board Service
Lloyds Banking Group plc, a leading UK-based financial institution		•	Public boards: The McGraw-Hill Companies, Inc.
•	Chairman (2009 - present)
Citigroup Inc.		•	Prior board service: Citigroup Inc.; Prudential plc; Land Securities plc; Akbank T.A.S.
•	Chairman (2007 - 2009)
•	Interim Chief Executive Officer (2007)
•	Chairman, Citigroup Europe (2000 - 2009)
Qualifications: Sir Winfried Bischoff has a distinguished career in banking and finance, including commercial banking, corporate finance, and investment banking. He has CEO experience both in Europe and the U.S. He is a globalist, with particular expertise in European matters but with extensive experience overseeing worldwide operations. He has broad corporate governance experience from his service on public company boards in the U.S., UK, and other European and Asian countries.

R. David Hoover, age 68, director since 2009

Board Committees: Finance; Public Policy and Compliance
Career Highlights		Other Board Service
Ball Corporation, a provider of products and other technologies and services to commercial and governmental customers		•	Public companies: Ball Corporation; Energizer Holdings, Inc.; Steelcase, Inc.

		•	Non-profit companies: Boulder Community Hospital; Children's Hospital Colorado
•	Chairman (2002 - 2013)
•	President and Chief Executive Officer (2001 - 2010)
•	Chief Operating Officer (2000 - 2001)	•	Prior public board service: Irwin Financial Corporation; Qwest International, Inc.
•	Chief Financial Officer (1998 - 2000)
Memberships and Other Organizations
•	Board of Trustees of DePauw University
•	Indiana University Kelley School of Business, Dean's Council

Qualifications: Mr. Hoover has extensive CEO experience at Ball Corporation, with a strong record of leadership in operations and strategy. He has deep financial expertise as a result of his experience as CEO and CFO of Ball. He also has extensive corporate governance experience through his service on other public company boards.

Franklyn G. Prendergast, M.D., Ph.D., age 69, director since 1995

Board Committees: Public Policy and Compliance; Science and Technology
Career Highlights
Mayo Medical School
•	Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology (1986 - present)
•	Professor of Molecular Pharmacology and Experimental Therapeutics (1987 - present)
•	Mayo Clinic Center for Individualized Medicine, Director Emeritus (2006 - 2012)
Qualifications: Dr. Prendergast is a prominent medical clinician, researcher, and academician. He has extensive experience in senior-most administration at Mayo Clinic, a major medical institution, and as director of its renowned cancer center. He has special expertise in two critical areas for Lilly—oncology and personalized medicine. As a medical doctor, he brings an important practicing-physician perspective to the Board’s deliberations.

Kathi P. Seifert, age 64, director since 1995

Board Committees: Audit; Compensation
Career Highlights	Other Board Service
Kimberly-Clark Corporation, a global consumer products company	•	Public companies: Revlon Consumer Products Corporation; Lexmark International, Inc.

• Executive Vice President (1999 - 2004)
Katapult, LLC, a provider of pro bono mentoring and consulting services to non-profit organizations	•	Private companies: Appvion, Inc.
	•	Prior public board service: Supervalu Inc.; Appleton Papers, Inc.
• Chairman (2004 - present)
	•	Non-profit companies: Fox Cities Performing Arts Center; Community Foundation for the Fox Valley Region; Fox Cities Building for the Arts

Qualifications: Ms. Seifert is a retired senior executive of Kimberly-Clark. She has strong expertise in consumer marketing and brand management, having led sales and marketing for several worldwide brands, with a special focus on consumer health. She has extensive corporate governance experience through her other board positions.

Director Qualifications and Nomination Process

Director Qualifications
Experience: The Board seeks independent directors who represent a mix of experiences that will enhance the quality of the Board's deliberations and decisions. The Board is particularly focused on maintaining a mix of individuals with CEO, international business, medical/science, government/policy or other health care experience.

Diversity: The Board considers diversity as an important factor in selecting potential Board candidates but does not have a stand-alone diversity policy. The Board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, and experiences. Although the Board does not establish specific diversity goals, the Board's overall diversity is a significant consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's current Board includes members whose experiences cover a wide range of geographies and industries, and includes members with experience in academic research, healthcare, and governmental consulting. The company's directors range in age from 42 to 72, and include four women and three ethnically diverse members.

Character: Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, independence, a collaborative spirit, and commitment to the company, our shareholders, and other constituencies.

Director Nomination Process
The Board delegates the director screening process to the Directors and Corporate Governance Committee, which receives input from other Board members.

Potential directors are identified from several sources, including incumbent directors, management, shareholders, and executive search firms. The committee employs the same process for evaluating all shareholder candidates, including those submitted by shareholders.

The committee employs the same process for evaluating all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or the search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors for direct discussions to determine the mutual levels of interest in pursuing the candidacy. If these discussions are favorable, the committee makes a final recommendation to the board to nominate the candidate for election by the shareholders (or to select the candidate to fill a vacancy, as applicable).

Shareholder Recommendations and Nominations for Director Candidates
A shareholder who wishes to recommend a director candidate for evaluation should forward the candidates name and information about the candidate's qualifications to:

Chair of the Corporate Governance Committee
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

The candidate must meet the selection criteria described above and must be willing and expressly interested in serving on the Board.

Under Section 1.9 of the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2015 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the Board through the recommendation process described above) must give the company written notice by November 24, 2014 and no earlier than September 21, 2014. The notice should be addressed to the corporate secretary at the address provided above. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate as described in more detail in Section 1.9 of the bylaws. A copy of the bylaws is available online at http://investor.lilly.com/governance.cfm. The bylaws will also be provided by mail upon request to the corporate secretary.

We have not received any shareholder nominations for board candidates for the 2014 meeting.

Communication with the Board of Directors

You may send written communications to one or more members of the Board, addressed to:
Board of Directors
Eli Lilly and Company
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

Director Compensation

Director compensation is reviewed and approved annually by the Board, on the recommendation of the Directors and Corporate Governance Committee. Directors who are employees receive no additional compensation for serving on the Board.

Cash Compensation
In 2013, the company provided nonemployee directors with an annual retainer of $100,000 (payable in monthly installments). In addition, certain Board roles receive additional annual retainers:

Lead director: $30,000

Committee chairs: $12,000 ($18,000 for Audit Committee chair; $15,000 for Science and Technology Committee chair)

Audit Committee/Science and Technology Committee members: $3,000

Directors are reimbursed for customary and usual travel expenses. Directors may also receive additional cash compensation for serving on ad hoc committees that may be assembled from time-to-time.

Stock Compensation
Directors should hold meaningful equity ownership positions in the company; accordingly, a significant portion of director compensation is in the form of Lilly stock. Directors are required to hold Lilly stock, directly or through company plans, valued at not less than five times their annual cash retainer; new directors are allowed five years to reach this ownership level.

Nonemployee directors receive $145,000 of stock compensation, deposited annually in a deferred stock account in the Lilly Directors’ Deferral Plan (as described below), payable after service on the Board has ended.

Lilly Directors’ Deferral Plan: allows nonemployee directors to defer receipt of all or part of their cash compensation until after their service on the Board has ended. Each director can choose to invest the funds in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. In addition, the annual award of shares to each director as noted below is credited to this account on a pre-set annual date. The number of shares credited is calculated by dividing the $145,000 annual compensation figure by the closing stock price on that date. Funds in this account are credited as hypothetical shares of company stock based on the market price of the stock at the time the compensation would otherwise have been earned. Hypothetical dividends are “reinvested” in additional shares based on the market price of the stock on the date dividends are paid. Actual shares are issued or transferred after the director ends his or her service on the Board.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code). The aggregate amount of interest that accrued in 2013 for the participating directors was $130,990, at a rate of 2.85 percent. The rate for 2014 is 3.92 percent.

Both accounts may be paid in a lump sum or in annual installments for up to 10 years, beginning the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	All Other Compensation and Payments ($)[2]		Total ($) [3]
Mr. Alvarez	$106,000	$145,000	$0		$251,000
Dr. Baicker	$103,000	$145,000	$0		$248,000
Sir Winfried Bischoff	$112,000	$145,000	$10,196	[4]	$267,196
Mr. Eskew	$121,000	$145,000	$0		$266,000
Mr. Fyrwald	$115,000	$145,000	$30,000		$290,000
Dr. Gilman	$118,000	$145,000	$28,576		$291,576
Mr. Hoover	$106,000	$145,000	$30,000		$281,000
Ms. Horn	$112,000	$145,000	$5,550		$262,550
Dr. Kaelin	$103,000	$145,000	$23,700		$271,700
Ms. Marram	$142,000	$145,000	$30,000		$317,000
Mr. Oberhelman	$106,000	$145,000	$30,000		$281,000
Dr. Prendergast	$103,000	$145,000	$0		$248,000
Dr. Runge	$34,333	$48,333	$0		$82,666
Ms. Seifert	$103,000	$145,000	$10,250		$258,250
Mr. Tai	$17,167	$24,167	$30,000		$71,334

[1]
Each nonemployee director received an award of stock valued at $145,000 (approximately 2,841 shares), except Dr. Runge and Mr. Tai, who received shares proportionately for a partial year of service. This stock award and all prior stock awards are fully vested in that they are not subject to forfeiture; however, the shares are not issued until the director ends his or her service on the Board, as described above under “Lilly Directors’ Deferral Plan.” The column shows the grant date fair value for each director’s stock award. Aggregate outstanding stock awards are shown in the “Common Stock Ownership by Directors and Executive Officers” table in the “Stock Units Not Distributable Within 60 Days” column. Aggregate outstanding stock options as of December 31, 2013 are shown in the table below. These options, which were granted in 2004, expired in February 2014 with no value.

Name	Outstanding Stock Options (Exercisable)	Exercise Price
Sir Winfried Bischoff	2,800	$73.11
Dr. Gilman	2,800	$73.11
Ms. Horn	2,800	$73.11
Ms. Marram	2,800	$73.11
Dr. Prendergast	2,800	$73.11
Ms. Seifert	2,800	$73.11

[2]
This column consists of amounts donated by the Eli Lilly and Company Foundation, Inc. ("Foundation") under its matching gift program, which is generally available to U.S. employees as well as the outside directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities, up to a maximum of $30,000 per year for each individual. The Foundation matched these donations via payments made directly to the recipient charity.

[3]	Directors do not participate in a company pension plan or non-equity incentive plan.

4 For Sir Winfried Bischoff, this column includes $10,196 for expenses for his spouse to travel to and participate in board functions that included spouse participation.

Director Independence

The Board annually determines the independence of directors based on a review by the Directors and
Corporate Governance Committee. No director is considered independent unless the Board has determined that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards, except that the “look-back period” for determining whether a director’s prior relationship(s) with the company impairs independence is extended from three to four years.
The company's process for determining director independence is set forth in our Standards for Director Independence which can be found on our website at http://www.lilly.com/about/corporate-governance/Pages/guidelines.aspx along with our Corporate Governance Guidelines.
On the recommendation of the Directors and Corporate Governance Committee, the Board determined that all 15 nonemployee directors are independent, and that the members of each committee also meet the independence standards referenced above. The Board determined that none of the 15 nonemployee directors has had during the last four years (i) any of the relationships referenced above or (ii) any other material relationship with the company that would compromise his or her independence. The table below includes a description of categories or types of transactions, relationships, or arrangements the Board considered in reaching its determinations.

Director	Organization	Type of Organization	Relationship to Organization	Primary Type of Transaction / Relationship / Arrangement	2013 Aggregate Magnitude of Organization's Revenue
K. Baicker	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
J. E. Fyrwald	Univar, Inc.	For-profit Corporation	Executive Officer	Purchases of products	Less than 0.1 percent
W. G. Kaelin, Jr.	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
	Brigham and Women's Hospital	Health Care Institution	Employee	Research grants	Less than 0.1 percent
	Dana-Farber Cancer Institute	Health Care Institution	Employee	Research grants	Less than 0.1 percent
F. G. Prendergast	Mayo Clinic and Mayo Medical School	Health Care and Educational Institution	Employee	Research grants	Less than 0.1 percent
	Mayo Foundation	Charitable Organization	Employee of affiliated Mayo Clinic and Mayo Medical School	Contributions	Less than 0.1 percent
M. S. Runge	University of North Carolina Medical School	Educational Institution	Executive Officer	Research grants	Less than 0.1 percent
All of the transactions described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms. Aggregate payments to each of the relevant organizations, in each of the last four fiscal years, did not exceed the greater of $1 million or 2 percent of that organization's consolidated gross revenues in a single fiscal year for the relevant four-year period. No director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.

Committees of the Board of Directors

The duties and membership of the six board-appointed committees are described below. All committee members are independent as defined in the NYSE listing requirements, and the members of the Audit and Compensation Committees each meet the additional independence requirements applicable to them as members of those committees.

Committee membership and selection of committee chairs are recommended to the Board by the Directors and Corporate Governance Committee after consulting the chairman of the Board and after considering the backgrounds, skills, and desires of the Board members. The Board has no set policy for rotation of committee members or chairs but annually reviews committee memberships and chair positions, seeking the best blend of continuity and fresh perspectives.

Each committee reviews and approves its own charter annually, and the Directors and Corporate Governance Committee reviews and approves all committee charters annually. The chair of each committee determines the frequency and agenda of committee meetings. The Audit, Compensation, and Public Policy and Compliance Committees meet alone in executive session on a regular basis; all other committees meet in executive session as needed.

All six committee charters are available online at http://investor.lilly.com/governance.cfm, or upon request to the company's corporate secretary.

Audit Committee

Assists the Board of Directors in fulfilling its oversight responsibilities by monitoring:

•	The integrity of financial information which will be provided to the shareholders and others;

•	The systems of internal controls and disclosure controls which management has established;

•	The performance of internal and independent audit functions; and

•	The company's compliance with legal and regulatory requirements.

The Board of Directors has determined that Mr. Eskew, Mr. Oberhelman, and Mr. Tai are Audit Committee financial experts, as defined in the SEC rules.

Compensation Committee

•	Oversees the company’s global compensation philosophy and policies;

•	Establishes the compensation of our chief executive officer and other executive officers; and

•	Acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive compensation programs.

The committee delegates authority to the appropriate company management for day-to-day plan administration and interpretation, including selecting participants, determining award levels within plan parameters, and approving award documents. However, the committee may not delegate any authority for matters affecting the executive officers.

Directors and Corporate Governance Committee

•	Recommends to the Board candidates for membership on the Board and Board committees and for lead director; and

•	Oversees matters of corporate governance, including Board performance, director independence and compensation, and the corporate governance guidelines.

Finance Committee

Reviews and makes recommendations to the Board regarding financial matters, including:

•	Capital structure and strategies;

•	Dividends;

•	Stock repurchases;

•	Capital expenditures;

•	Investments, financings and borrowings;

•	Financial risk management; and

•	Significant business-development projects.

Public Policy and Compliance Committee

•
Oversees the processes by which the company conducts its business so that the company will do so in a manner that complies with laws and regulations and reflects the highest standards of integrity; and

•	Reviews and makes recommendations regarding policies, practices, and procedures of the company that relate to public policy and social, political, and economic issues.

Science and Technology Committee

•	Reviews and makes recommendations regarding the company’s strategic research goals and objectives;

•	Reviews new developments, technologies, and trends in pharmaceutical research and development;

•	Reviews the progress of the company's new product pipeline; and

•	Oversees matters of scientific and medical integrity and risk management.

Membership and Meetings of the Board and Its Committees

In 2013, each director attended more than 85 percent of the total number of meetings of the Board and the committees on which he or she serves. In addition, all Board members are expected to attend the annual meeting of shareholders, and all the directors attended in 2013. Current committee membership and the number of meetings of the Board and each committee in 2013 are shown in the table below.

Name	Board	Audit	Compensation	Directors and Corporate Governance	Finance	Public Policy and Compliance	Science and Technology
Mr. Alvarez	Member		Member				Member
Dr. Baicker	Member	Member				Member
Sir Winfried Bischoff	Member			Member	Former Chair
Mr. Eskew	Member	Chair			Member
Mr. Fyrwald	Member					Chair	Member
Dr. Gilman	Member					Member	Former Chair
Mr. Hoover	Member				Chair	Member
Ms. Horn	Member		Chair	Member
Dr. Kaelin	Member				Member		Chair
Dr. Lechleiter	Chair
Ms. Marram	Lead Director		Member	Chair
Mr. Oberhelman	Member	Member			Member
Dr. Prendergast	Member					Member	Member
Dr. Runge	Member					Member	Member
Ms. Seifert	Member	Member	Member
Mr. Tai	Member	Member			Member
Number of 2013 Meetings	8	11	7	5	8	8	6

Board Oversight of Compliance and Risk Management

The Board takes an active role in overseeing the company's compliance and enterprise risk management programs to ensure the company operates with the highest level of integrity and that the company is appropriately managing both current and potential future areas of risk.

Code of Ethics

The board approves the company's code of ethics, which is set out in:

The Red Book: a comprehensive code of ethical and legal business conduct applicable to all employees worldwide and to our Board of Directors. The Red Book is reviewed and approved annually by the Board.

Code of Ethical Conduct for Lilly Financial Management: a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

Both documents are available online at: http://www.lilly.com/about/business-practices/ethics-compliance, or upon request to the company's corporate secretary.

Compliance and Risk Management

The Board, in concert with the Audit and Public Policy and Compliance Committees, oversee the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity.

The company also has an enterprise risk management program overseen by its chief ethics and compliance officer and senior vice president of enterprise risk management, who reports directly to the CEO. Enterprise risks are identified and prioritized by management, and the top priorities are assigned to a Board committee or full Board for oversight.

Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a joint meeting of the Audit and Public Policy and Compliance Committees, and enterprise risks are also addressed in periodic business unit reviews and at the annual board and senior management strategy session.

Highlights of the Company’s Corporate Governance

The company is committed to good corporate governance, which promotes the long-term interest of shareholders and other company stakeholders, builds confidence in our company leadership, and strengthens accountability for the Board and company management. The board has adopted corporate governance guidelines that set forth basic principles of corporate governance by which the company operates. The section that follows outlines a few key elements of the guidelines and other governance matters. Investors can learn more by reviewing the full corporate governance guidelines document, which is available online at http://investor.lilly.com/governance.cfm or upon request to the company’s corporate secretary.

Role of the Board

The directors are elected by the shareholders to oversee the actions and results of the company’s management. The Board exercises oversight over a broad range of areas, but the Board's key responsibilities include:

•	Providing general oversight of the business;

•	Approving corporate strategy;

•	Approving major management initiatives;

•	Selecting, compensating, evaluating, and, when necessary, replacing the chief executive officer, and compensating other senior executives;

•	Ensuring that an effective succession plan is in place for all senior executives;

•	Overseeing the company’s ethics and compliance program and management of significant business risks; and

•	Nominating, compensating, and evaluating directors.

Board Composition

Mix of Independent Directors and Officer-Directors
There should always be a substantial majority (75 percent or more) of independent directors. The CEO should be a Board member.

Voting for Directors
In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a majority of the votes cast will tender his or her resignation. The Board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the Board's decision, including, if applicable, the reasons why the Board rejected the resignation.

Director Tenure and Retirement Policy
The company has in place policies for director tenure and retirement, which include the limitation that non-employee directors must retire no later than the date of the annual meeting that follows their seventy-second birthday. The Directors and Corporate Governance Committee, with input from all Board members, also considers the contributions of the individual directors at least every three years when considering whether to nominate the director to a new three-year term.

Other Board Service
No director may serve on more than three other public company boards. The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director's effectiveness on the Lilly Board.

Leadership Structure; Oversight of Chairman, CEO, and Senior Management

Leadership Structure
The Board currently believes that combining the role of chairman of the board and the CEO, coupled with a strong lead director position, is the most efficient and effective leadership model for the company, fostering clear accountability, effective decision-making, and alignment on corporate strategy. The Board periodically reviews its leadership structure and developments in the area of corporate governance in order to ensure that the company's approach continues to strike the appropriate balance for the company and our stakeholders.

Board Independence
The Board has put in place a number of governance practices to ensure effective independent oversight, including:

•Executive sessions of the independent directors: held after every regular board meeting.

•Annual performance evaluation of the chairman and CEO: conducted by the independent directors, the results of which are reviewed with the chief executive officer and considered by Compensation Committee in establishing the CEO’s compensation for the next year.

•A strong, independent, clearly defined lead director: The lead director's responsibilities include:

◦	Leading the Board’s processes for selecting and evaluating the CEO;

◦	Presiding at all meetings of the Board at which the chairman is not present;

◦	Serving as a liaison between the chairman and the independent directors;

◦	If requested by major shareholders, ensures that she is available for consultation and direct communication;

◦	Approving meeting agendas and schedules and generally approving information sent to the Board;

◦	Conducting executive sessions of the independent directors; and

◦	Overseeing the independent directors' annual performance evaluation of the chairman and CEO.

The lead director also has authority to call meetings of the independent directors and to retain advisers for the independent directors.

The lead director is appointed annually by the Board. Currently Ms. Marram is the lead director.

•Director access to management and independent advisors: Independent directors have direct access to members of management whenever they deem it necessary; and the company's executive officers attend at least part of each regularly scheduled Board meeting. The independent directors and all committees are also free to retain their own independent advisors, at company expense, whenever they feel it would be desirable to do so.

CEO Succession Planning
The lead director, Board and CEO maintain and annually review the company's succession plans for the CEO and other key senior leadership positions. During these reviews, the CEO and independent directors discuss future candidates for the CEO and other senior leadership positions, succession timing, and development plans for the highest-potential candidates. The company ensures that the directors have multiple opportunities to interact with the company's top leadership talent in both formal and informal settings in order to allow them to most effectively assess the candidates' qualifications and capabilities.

The CEO maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.

Board Education and Annual Performance Assessment

The company engages in a comprehensive orientation process for incoming new directors. Directors also receive ongoing continuing educational sessions on areas of particular relevance or import to our company and we hold periodic mandatory training sessions for the Audit Committee.

Additionally, the Directors and Corporate Governance Committee conducts an annual assessment of the Board's performance, Board committee performance, and all Board processes based on input from all directors.

Prior Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements

Between 2006 - 2012, each year we submitted management proposals to eliminate the company's classified board structure. The proposals did not pass because they failed to receive a “supermajority vote” of 80 percent of the outstanding shares, as required in the company's articles of incorporation. In addition, in 2010, 2011, 2012, we submitted management proposals to eliminate the supermajority voting requirements themselves. Those proposals also fell short of the required 80 percent vote.

Prior to 2012, these proposals received support ranging from 72 to 77 percent of the outstanding shares. In 2012, the vote was even lower, approximately 63 percent of the outstanding shares, driven in part by a 2012 NYSE rule revision prohibiting brokers from voting their clients' shares on corporate governance matters absent specific instructions from such clients. We have concluded that the proposals would achieve a similar result in 2014 and therefore we are not resubmitting them.  We will continue to monitor this situation and engage in dialogue with our shareholders on these and other governance topics to ensure that Lilly continues to demonstrate strong corporate governance and accountability to shareholders.

Conflicts of Interest and Transactions with Related Persons

Conflicts of Interest
Directors must disclose to the company all relationships that create a conflict or an appearance of a conflict. The Board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested. A director may be excused from discussions on the issue, as appropriate.

Review and Approval of Transactions with Related Persons
The board has adopted a policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (directors and executive officers, their immediate family members, or shareholders of 5 percent or greater of the company’s outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy: Related-person transactions must be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the company. In considering the transaction, the Board or committee will consider all relevant factors, including:

•	The company’s business rationale for entering into the transaction;

•	The alternatives to entering into a related-person transaction;

•	Whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally;

•	The potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and

•	The overall fairness of the transaction to the company.

The Board or relevant committee will periodically monitor the transaction to ensure there are no changed circumstances that would render it advisable to amend or terminate the transaction.

Procedures:

•
Management or the affected director or executive officer will bring the matter to the attention of the chairman, the lead director, the chair of the Directors and Corporate Governance Committee, or the secretary.

•
The chairman and the lead director shall jointly determine (or, if either is involved in the transaction, the other shall determine) whether the matter should be considered by the Board or by one of its existing committees.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board or relevant committee will review the transaction annually to determine whether it continues to be in the company’s best interests.

The Directors and Corporate Governance Committee has approved the following employment relationships which are considered related-party transactions under the SEC rules.

Dr. John Bamforth, vice president, chief marketing officer, Lilly Bio-Medicines, is the spouse of Dr. Susan Mahony, one of the company's executive officers, and has been employed by the company for over 20 years. In 2013, he was paid approximately $381,000 in cash compensation, and he received grants under the company’s performance-based equity program valued at approximately $60,000 based upon the fair value computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). Similarly, Mr. Myles O’Neill, senior vice president, global drug products, is the spouse of Dr. Fionnuala Walsh, a Lilly executive officer, and has been employed by the company for over 10 years. His cash compensation in 2013 was approximately $700,000 and his equity grants were valued at approximately $375,000. Both Dr. Bamforth and Mr. O’Neill participate in the company’s benefit programs generally available to U.S. employees, and their compensation was established in accordance with the company’s compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.
Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides a detailed description of our executive compensation philosophy, the Compensation Committee's process for setting executive compensation, the elements of our compensation program, the factors the committee considered when setting executive compensation in 2013, and how the company's results impacted incentive payouts for 2013.

Say on Pay Results for 2013

At last year's annual meeting, 97 percent of the shares cast voted in favor of the company's Say on Pay proposal on executive compensation. Management and the Compensation Committee view this vote as supportive of the company's overall approach toward executive compensation. We communicate directly with shareholders on executive compensation matters and seek to ensure our programs are aligned with shareholder values and concerns.

Our Philosophy on Compensation

At Lilly, we aim to discover, develop, and market innovative therapies – medicines that make a real difference for patients and deliver clear value for payers. In order to accomplish our mission, we must attract, engage, and retain highly-talented individuals who are committed to the company's core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the long-term interests of our customers and shareholders.

Objectives
Our compensation and benefits program is based on the following principles:

•
Reflect both individual and company performance. We reinforce a high-performance culture by linking pay with individual performance and company performance. As employees assume greater responsibilities, the proportion of total compensation based on company performance and shareholder returns increases. We perform an annual review to ensure the programs provide incentive to deliver long-term, sustainable business results while discouraging excessive risk-taking, or other adverse behaviors.

•
Consider employee retention. Compensation should be competitive with our peer group and reflect the level of job impact and responsibilities. Employee retention is an important factor in the design of our compensation and benefit programs.

•
Broad-based program design. While the amount of compensation paid to employees varies, the overall structure of our compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to our success.

•
Consider shareholder input. Management and the Compensation Committee consider the results of our annual Say on Pay vote and other sources of shareholder feedback when designing compensation and benefit programs.

Compensation Committee's Processes and Analyses

Process for setting compensation
The Compensation Committee considers the following in determining executive compensation:

•	Assessment of the executive's individual performance and contribution.

•
Chief Executive Officer ("CEO"): The independent directors, under the direction of the lead director, meet with the CEO at the beginning of each year to agree upon the CEO's performance objectives for the year, and at the end of each year to assess the CEO's achievement of those objectives along with other factors, including contribution to the company's performance and ethics and integrity. The year-end evaluation is used in setting the CEO's potential compensation for the next year.

•
Other Executive Officers ("EOs"): The committee receives individual performance assessments and compensation recommendations from the CEO and also exercises its judgment based on the Board's knowledge and interactions with the EOs. As with the CEO, each EO's performance assessment is based on his or her achievement of objectives established between the EO and the CEO at the start of the year as well as other factors.

•	Assessment of company performance. The Compensation Committee considers company performance in two ways:

•	Prior to establishing total potential compensation for the coming year, the committee considers overall company performance during the prior year across a variety of metrics.

•
To determine payouts under the cash and equity incentive programs, the committee establishes specific company performance goals related to revenue, EPS, delivery of our pipeline portfolio, and stock price growth.

•
Peer-group analysis. The committee uses peer-group data as a market check for compensation decisions, but does not use this data as the sole basis for its compensation targets. The company does not target a specific position within the range of market data.

•
The Compensation Committee seeks input from an independent compensation consultant concerning CEO pay. The role of the independent compensation consultant is described in more detail under "Compensation Committee Matters" that follows the CD&A.

Competitive pay assessment
Our peer group is comprised of companies that directly compete with us, operate in a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. In selecting the peer group, the committee considers market cap and revenue as measures of size. The committee reviews the peer group at least every three years. The group includes: Abbott, Allergan, Amgen, AstraZeneca, Biogen, Baxter, Bristol-Myers Squibb, Celgene, Covidien (prior to the spin off of Mallinckrodt), Gilead, GlaxoSmithKline, Hoffman-La Roche, Johnson & Johnson, Medtronic, Merck, Novartis, Pfizer, and Sanofi-Aventis. Lilly fell in the middle of this peer group in terms of both revenue and market cap when the peer group was established in 2012. With the exception of Johnson & Johnson, Novartis, and Pfizer, peer companies were no greater than three times our size with regard to both measures. The committee included these three companies despite their size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent. In the aggregate, the company’s total compensation to named executive officers for 2012 was in the middle range of the peer group.

Components of Our Compensation

We have three elements of compensation for executive officers: (1) base salary; (2) an annual bonus, which is calculated based on company performance on revenue, EPS, and the progress of the pipeline relative to internal targets; and (3) two different forms of equity incentives: (i) "Performance Awards" (PAs) - performance-based equity awards that pay out as restricted stock units based upon the company's two-year earnings per share (EPS) growth relative to the expected industry growth over the period; and (ii) "Shareholder Value Awards" (SVAs) - performance-based equity awards that pay out based on company stock price growth over a three-year period. Executives also receive the company benefits package, described below under "Employee Benefits".

The Compensation Committee has authority to adjust the reported earnings per share (EPS) on which PAs and the annual bonus are determined in order to eliminate the distorting effect of unusual income or expense items that may occur during a given year that impact year-over-year growth percentages. Further details on the adjustments for 2013 and the rationale for making these adjustments are set forth in Appendix A ("Summary of Adjustments to EPS Related to the Annual Bonus and PA") to this proxy. For ease of reference, throughout the CD&A and the other compensation disclosures we refer simply to "EPS" but we encourage you to review the information in Appendix A to understand the adjustments that may have been made to EPS.

1.	Base Salary

Base salaries are reviewed and established annually, and may be adjusted upon promotion, following a change in job responsibilities, or to maintain market competitiveness. Salaries are based on each person's level of contribution, responsibility, expertise, and market data.

Base salary increases, if granted during a given year, are established based upon a corporate budget for salary increases, which is set considering company performance over the prior year, expected company performance for the following fiscal year, and general external trends. In setting salaries, the Compensation Committee seeks to retain, motivate, and reward successful performers while maintaining affordability within the company's business plan.

2.	Annual Bonus

The Eli Lilly and Company Bonus Plan ("Bonus Plan") is designed to align employees' individual goals with the company's financial plans and pipeline delivery objectives for the year. The bonus is based on company performance in three areas over the course of the year, relative to internal targets: (1) revenue performance; (2) EPS performance; and (3) progress on advancing our product pipeline.

Individual bonus targets and company performance goals are set at the beginning of each year. In establishing the goals, the Compensation Committee references the annual operating plan. Each year, the Compensation Committee reviews the relative weighting for each of the factors. For 2013, the weightings were set as follows:

Goal	Weighting
Revenue performance	25%
EPS performance	50%
Pipeline progress	25%

Based on this weighting, the company bonus multiple is calculated as follows:

(0.25 x revenue multiple) + (0.50 x EPS multiple) + (0.25 x pipeline multiple)
= company bonus multiple

Individual payouts are calculated according to the following formula:

company bonus multiple x individual bonus target x base salary earnings
= payout

EOs are subject to the Executive Officer Incentive Plan ("EOIP"), which sets further limits on the allowable bonus amounts. Under the EOIP, the maximum annual bonus allowable is calculated based on non-GAAP net income (as defined under "Adjustments to Reported Results" in Appendix A to this proxy statement) for the year. For the CEO, the maximum bonus award is 0.3 percent of non-GAAP net income. For other EOs, the maximum amount is 0.15 percent of non-GAAP net income. EOs will not receive any annual cash incentive payments unless the company has a positive non-GAAP net income for the year.

Once the maximum payout for an EO is determined, the Compensation Committee has the discretion to reduce (but not increase) the amount of the bonus to be paid. In exercising this discretion, the committee intends to generally award EOs the lesser of (i) the bonuses they would have received under the Bonus Plan or (ii) the EOIP maximum amounts.

3.	Equity Incentives

The company has two equity incentive programs - PAs and SVAs. The PAs are designed to focus company leaders on multi-year operational performance relative to peer companies and the SVAs align compensation with long-term growth in shareholder value. The Compensation Committee has the discretion to adjust downward (but not upward) any executive officer's equity award payout from the amount yielded by the applicable formula.

Performance Awards
PAs are structured as a schedule of potential shares earned based on cumulative, aggregated annual growth in EPS over a two-year period. The growth rate targets are set relative to the median expected EPS growth for the peer group for the period. As reflected in the chart below, following the two-year performance period, PAs pay out to EOs in restricted stock units that vest 13 months after the end of the performance period. These awards do not accumulate dividends during the two-year performance period, but do accumulate dividends during the one-year restriction period.

Performance and Holding Periods for PAs
2011	2012	2013	2014	2015	2016	2017

2011-2012 PA							Performance Period
	2012-2013 PA						Restricted Stock Units
		2013-2014 PA
			2014-2015 PA

The Compensation Committee believes that EPS growth is an effective measure of performance because it is closely linked to shareholder value, is broadly communicated to the public, is easily understood by employees, and allows for objective comparisons to peer-group performance. Consistent with our compensation objectives, company performance exceeding the expected peer-group median will result in above-target payouts, while company performance lagging the expected peer-group median will result in below-target payouts.

The measure of EPS used in the PA program differs from the adjusted measure used in our annual bonus program in two ways. First, the bonus program measures EPS over a one-year period, while the PA program measures EPS over a two-year period. Second, the target EPS goal in the bonus program is set with reference to internal goals for the year, while the target EPS goal in the PA program is set relative to expected growth rates among our peer group. Possible payouts range from 0 to 150 percent of the target depending on the EPS growth over the performance period.

Shareholder Value Awards
SVAs are structured as a schedule of shares of company stock that may be earned based on Lilly's share price performance over a three-year period. As reflected in the chart below, SVAs have a three-year performance period and any shares paid out are subject to a one-year holding requirement. No dividends are accrued during the performance period. SVAs pay out above target if Lilly stock outperforms an expected compounded annual rate of return and below target if company stock underperforms that rate of return. The expected rate of return includes dividends and is based on the total three-year shareholder return (TSR) that a reasonable investor would consider appropriate for investing in a basket of large-cap U.S. companies (based on input from external money managers). The share price payout schedule is based on this expected rate of return less the company’s dividend yield, applied to the starting share price. Executive officers receive no payout if TSR for the three-year period is zero or negative.

Performance and Holding Periods for SVAs
2011	2012	2013	2014	2015	2016	2017

2011-2013 SVA							Performance Period
	2012-2014 SVA						Required Holding Period
		2013-2015 SVA
			2014-2016 SVA

Possible payouts range from 0 to 140 percent of the target amount, depending on stock performance over the period.

Pay for Performance

The mix of compensation for the CEO and other Named Executive Officers (NEOs) reflects the company's desire to link executive compensation with company performance. As reflected in the charts below, a substantial portion of the target pay for all NEOs is performance-based. Both the equity and annual bonus payouts are determined by company performance, with the bonus factoring in performance over a one-year period, and equity compensation factoring in performance over a longer term (as described above under "Components of Executive Compensation - Equity Incentives").

CEO 2013 Target Compensation

12%
16%
72%
Base Salary
Annual Bonus
Equity

NEO 2013 Target Compensation
(average)
21%
17%
62%
Base Salary
Annual Bonus
Equity

Individual Executive Performance

The Compensation Committee met at the end of 2012 to set potential EO compensation for 2013. The committee reviewed both individual and company performance during 2012. A summary of the committee's review of the individual EOs is provided below:

Dr. John Lechleiter: In assessing Dr. Lechleiter's performance, the independent directors noted that under his leadership in 2012, the company exceeded corporate goals for growth in revenue, EPS, and cash flow, and continued to advance the product pipeline, with 11 molecules in late-stage development.

The directors also noted Dr. Lechleiter's strong leadership in establishing and executing the company's strategy to manage through the period of patent expirations from 2011-2014 and return to long-term growth following this period.  Dr. Lechleiter set a clear tone throughout the organization emphasizing integrity and quality, and measures of both employee engagement and customer brand equity showed continued gains. In addition,
Dr. Lechleiter continued his effective public advocacy on behalf of the company and the biopharmaceutical industry, and oversaw smooth transitions of two critical leadership roles in the organization during 2012.

Dr. Lechleiter had not received an increase in base salary, target bonus, or target equity since 2009. The Compensation Committee considered Dr. Lechleiter's performance over the past several years in determining whether to increase any components of his potential compensation for 2013. In light of Dr. Lechleiter's excellent leadership, the company's consistent progress during a difficult period, the comparison of peers' CEO pay, and the compensation of his direct reports, the Compensation Committee recommended that Dr. Lechleiter receive an increase in total target compensation. In keeping with the company's desire to maintain the substantial majority of the CEO's pay as performance-based equity compensation, the committee decided to increase
Dr. Lechleiter's target equity compensation by 20 percent but maintained his base salary and target bonus at current levels.

Derica Rice: Mr. Rice made strong contributions in leading the company to meet challenging expense targets and revenue goals for 2012. He served as a key facilitator of collaborative work among the business units and key functions to set strategy and allocate resources. Mr. Rice also successfully oversaw leadership changes in the chief accounting officer and external audit partner roles, and has maintained an excellent external reputation.

Dr. Jan Lundberg: Dr. Lundberg, through his leadership, continued to be a key contributor to strong pipeline progress in 2012. Dr. Lundberg has reinvigorated Lilly's scientific culture, improved employee morale and engagement within Lilly Research Laboratories ("LRL"), and strengthened LRL's partnership with the business unit leaders.

Michael Harrington: The committee established Mr. Harrington's target compensation when he was promoted to Senior Vice President and General Counsel upon the retirement of Robert Armitage at the end of 2012.

Enrique Conterno: Mr. Conterno's leadership was a key factor in the excellent progress with our diabetes business and the progression of our diabetes pipeline. During 2012, he oversaw the successful conclusion of the Amylin relationship, and has been instrumental in leading the alliance with Boehringer Ingelheim.

Company Performance

For 2013, the company met its revenue target with annual revenues of $23.1 billion. The company exceeded its EPS target with earnings of $4.5 billion, resulting in $4.15 of EPS. The company also made significant progress on its pipeline, exceeding most targets for pipeline progress, highlighted by regulatory submissions for four products - empagliflozin, dulaglutide, new insulin glargine, and ramucirumab - along with five other new approvals or new indication or line extensions ("NILEX") during 2013. Further information on the company's performance during 2013 is provided above in the "Proxy Statement Overview".

2013 Target Total Compensation

The information in the section below reflects target total compensation for executive officers for 2013. The actual payouts made to the NEOs in the form of the 2013 annual bonus and equity awards that vested in 2013 are summarized in the next section, under "2013 Compensation Payouts".

Base Salary
For base salary increases granted to the NEOs in 2013, in addition to the considerations set forth above under "Individual Executive Performance," the committee considered the corporate budget for salary increases, which was established at 3 percent for 2013. The aggregate increases for the NEOs and the other executive officers were within this budget, and the increased base salaries for the NEOs remained within the broad middle range of the peer group. The chart below reflects the annualized base salary for each NEO:

Name	2013 (in thousands)	Percentage Increase
Dr. Lechleiter	$1,500	0%
Mr. Rice	$1,020	3%
Dr. Lundberg	$1,008	3%
Mr. Harrington	$765	–
Mr. Conterno	$683	2%

Each executive's full base salary for 2013 is reflected in the "Summary Compensation Table" in the "Executive Compensation" section of the proxy that follows.

Annual Bonus Targets
Based on the fact that the total compensation paid to the company's NEOs in 2012 remained in the middle range of the peer group data, the committee decided to maintain the same bonus targets for the NEOs for 2013, as reflected below (as a percentage of base salary), excluding Mr. Harrington, who was not a NEO in 2012.
Mr. Harrington's target was based on internal pay relativity and market data.

Name	2013
Dr. Lechleiter	140%
Mr. Rice	90%
Dr. Lundberg	90%
Mr. Harrington	75%
Mr. Conterno	75%

The Compensation Committee established the performance targets for 2013 equal to the targets specified in the company's 2013 corporate operating plan.

Total Equity Program - Target Grant Values
For equity program grants made during 2013, the committee set the aggregate target values for NEOs based on internal relativity, individual performance, and peer-group data. The committee determined that a 50/50 split between PAs and SVAs appropriately balances company financial performance with shareholder return. Target values for the 2013 equity grant to the named executive officers were as follows:

Name	2013 Total Equity (in thousands)
Dr. Lechleiter	$9,000
Mr. Rice	$3,800
Dr. Lundberg	$3,000
Mr. Harrington	$1,750
Mr. Conterno	$2,000

The committee's process and rationale for increasing Dr. Lechleiter's equity is set forth above under "Pay for Performance - Dr. John Lechleiter."

Performance Awards – 2013-2014 PA
The committee established the compounded EPS growth target at 7.8 percent across the two-year period (7 percent and 9 percent for 2013 and 2014, respectively), based on investment analysts’ published estimates for the peer group. Possible payouts for the 2013-2014 PA range from 0 to 150 percent of the target, as illustrated in the chart below:

			50% payout

						Target

Payout Multiple		0.00		0.50	0.75	1.00	1.25		1.50
Cumulative 2-Year EPS	≤	$3.39		$6.96	$7.27	$7.59	$7.91	≥	$8.24+
Aggregated Growth Rate				1.76%	4.76%	7.76%	10.76%		13.76%

Shareholder Value Awards – 2013-2015 SVA
The starting price was $48.43 per share, representing the average of the closing prices of company stock for all trading days in November and December 2012. The future share price that determines the number of shares awarded was established based on the expected rate of return for large-cap companies, less an assumed dividend yield of 4.05 percent. The ending price to determine payouts will be the average of the closing prices of company stock for all trading days in November and December 2015. There is no payout to EOs if the shareholder return (including dividends) is zero or negative. Possible payouts are illustrated in the grid below.

Ending Stock Price	Less than $42.56	$42.56-$48.85	$48.86-$55.14	$55.15-$57.64	$57.65-$60.14	$60.15-$62.64	Greater than $62.64
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than (4.2%)	(4.2%)-0.3%	0.3%-4.4%	4.4%-6.0%	6.0%-7.5%	7.5% -9.0%	Greater than 9%
Percent of Target	0%	40%	60%	80%	100%	120%	140%

2013 Compensation Payouts

The information in this section reflects the amounts paid to NEOs for the 2013 annual bonus and payouts from equity awards for which the relevant performance period ended in 2013.

Bonus Award for 2013
The company's 2013 performance compared to targets for revenue, EPS, and pipeline progress, as well as the resulting bonus multiple, are illustrated below.

	2013 Corporate Target	Actual Results	Multiple
Revenue	$23.1 billion	$23.1 billion	1.0
EPS	$3.94	$4.15	1.62
Pipeline score	3	3.45	1.23
Cumulative Bonus Multiple			1.37

The Science and Technology Committee assessed the company’s progress toward achieving product pipeline goals at 3.45 (on a scale of 1 to 5), noting 5 NILEX approvals versus a goal of 3, and one new molecular entity (NME) entering into Phase III, achieving the goal of one. Additionally, 66 percent of pipeline projects met their milestone goals, which was below the target range of 70 to 80 percent. The Science and Technology Committee also performed a subjective assessment of the quality of the pipeline, considering many factors, including the achievement of four NME regulatory submissions in 2013. Based on the recommendation of the Science and Technology Committee, the Compensation Committee certified a pipeline score of 3.45, resulting in a pipeline multiple of 1.23.

Combined, the revenue, EPS, and pipeline progress multiples yielded a bonus multiple of 1.37.
(0.25 x 1.0) + (0.50 x 1.62) + (0.25 x 1.23) = 1.37 bonus multiple

The bonus amounts paid to the executive officers during 2013 are reflected in the "Summary Compensation Table" in the "Executive Compensation" section of the proxy that follows.

Equity Award Payouts in 2013

2012-2013 Performance Award
The target cumulative EPS for the 2012-2013 PA was set in January of 2012 reflecting expected industry growth of 3.3 percent each year. The company's two-year EPS growth was at the bottom of our peer group, as a consequence of the Zyprexa and Cymbalta patent expirations.

The company's performance compared to targets (and the resulting multiple) for the 2012-2013 PA are reflected in the charts below.

For the NEOs, the number of shares paid out under the 2012-2013 PA is reflected in the table below (this information is also included in footnote 5 to the "Outstanding Equity Awards Table" in the "Executive Compensation" section of the proxy, below):

Name	Target Shares	Shares Paid Out
Dr. Lechleiter	104,924	52,462
Mr. Rice	53,162	26,581
Dr. Lundberg	41,970	20,985
Mr. Harrington	6,995	3,498
Mr. Conterno	27,980	13,990

Mr. Harrington's shares reflect amounts granted to him in 2012 before he became an executive officer.

2011-2013 Shareholder Value Award
The target stock price of $39.60 for the 2011-2013 SVA was set in January 2011 based on a beginning stock price of $34.81, which was the average closing price for Lilly stock for all trading days in November and December 2010. The ending stock price of $50.42 represents stock price growth of approximately 45 percent over the relevant three-year period. The company's performance compared to target (and the resulting payout multiple) for the 2011-2013 SVA are shown below.

The number of shares paid to NEOs during 2013 for the 2011-2013 SVA were as follows:

Name	Target Shares	Shares Paid Out
Dr. Lechleiter	149,522	209,331
Mr. Rice	75,758	106,061
Dr. Lundberg	54,825	76,755
Mr. Harrington	7,596	10,634
Mr. Conterno	39,872	55,821

Mr. Harrington's shares reflect amounts granted to him in 2011 before he became an executive officer.

Other Compensation Practices and Information

Stock Options

The company stopped granting stock options after 2006. The stock options granted in 2003 expired in 2013 with no value. These awards (and other expired stock options) were not replaced.

Employee Benefits

The company offers core employee benefits coverage to:

•	provide our workforce with a reasonable level of financial support in the event of illness or injury,

•	provide post-retirement income; and

•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefits available are the same for all U.S. employees and include medical and dental coverage, disability insurance, and life insurance. In addition, The Lilly Employee 401(k) plan (the 401(k) plan) and The Lilly Retirement Plan (the retirement plan) provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company. To the extent that any employee’s retirement benefit exceeds IRS limits for amounts that can be paid through a qualified plan, the company also offers a nonqualified pension plan and a nonqualified savings plan. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. employees. The cost of employee benefits is partially borne by the employee, including each executive officer.

Perquisites

The company provides very limited perquisites to executive officers. The company does not allow personal use of the corporate aircraft except the aircraft is made available for the personal use of Dr. Lechleiter in very rare cases when the security and efficiency benefits to the company outweigh the expense. Dr. Lechleiter did not use the corporate aircraft for personal flights during 2013, nor did he receive any other perquisites. Depending on seat availability, family members and personal guests of executive officers may travel on the company aircraft to accompany executives who are traveling on business. There is no incremental cost to the company for these trips.

The Lilly Deferred Compensation Plan

Executive officers may defer receipt of part or all of their cash compensation under The Lilly Deferred Compensation Plan (the deferred compensation plan), which allows executives to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2013” table.

Severance Benefits

Except in the case of a change in control of the company, the company is not obligated to pay severance to executive officers upon termination of their employment; any such payments are at the discretion of the Compensation Committee.

The company has adopted change-in-control severance pay plans for nearly all employees, including the executive officers. The plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the plans are intended to align executive and shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Highlights of our change-in-control severance plans
•	All regular employees are covered	•	Up to two-year pay protection
•	Double trigger generally required	•	18-month benefit continuation
•	No tax gross-ups

Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:

•
Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, the plans generally require a “double trigger”—a change in control followed by an involuntary loss of employment within two years thereafter. This is consistent with the plan's intent to provide employees with financial protection upon loss of employment. A partial exception is made for outstanding PAs, a portion of which would be paid out upon a change in control on a pro-rated basis for time worked based on the forecasted payout level at the time of the change in control. This partial payment is appropriate because of the difficulties in converting the company EPS targets into an award based on the surviving company’s EPS. Likewise, if Lilly is not the surviving entity, a portion of outstanding SVAs would be paid out on a pro-rated basis for time worked up to the change in control based on the merger price for company stock.

•
Covered terminations. Employees are eligible for payments if, within two years of the change in control, their employment is terminated (i) without cause by the company or (ii) for good reason by the employee, each as is defined in the plan. See “Potential Payments Upon Termination or Change in Control” for a more detailed discussion, including a discussion of what constitutes a change in control.

•
Employees who suffer a covered termination receive up to two years of pay and 18 months of benefits protection. These provisions assure employees a reasonable period of protection of their income and core employee benefits.

•
Severance payment. Eligible terminated employees would receive a severance payment ranging from six months’ to two years’ base salary. Executives are all eligible for two years’ base salary plus two times the then-current year’s target bonus.

•
Benefit continuation. Basic employee benefits such as health and life insurance would be continued for 18 months following termination of employment, unless the individual becomes eligible for coverage with a new employer. All employees would receive an additional two years of both age and years-of-service credit for purposes of determining eligibility for retiree medical and dental benefits.

•	Accelerated vesting of equity awards. Any unvested equity awards vest at the time of termination of employment.

•
Excise tax. In some circumstances, the payments or other benefits received by the employee in connection with a change in control could exceed limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. The company does not reimburse employees for these taxes. However, the amount of change in control-related benefits will be reduced to the 280G limit if the effect would be to deliver a greater after-tax benefit than the employee would receive with an unreduced benefit.

Share Ownership and Retention Guidelines; Hedging Prohibition and Pledging Shares

Share ownership and retention guidelines help to foster a focus on long-term growth. The CEO is required to own company stock valued at least six times his or her annual base salary. Other executive officers are required to own a fixed number of shares based on their position. Until the required number of shares is reached, the executive officer must retain 50 percent of net shares resulting from new equity payouts. Our executives have a long history of maintaining extensive holdings in company stock, and all NEOs already meet or exceed the guideline (except for Mr. Harrington, who, as a newly named EO, is on track to meet the share requirements within the next few years). As of February 21, 2014, Dr. Lechleiter held shares valued at approximately 32 times his annual salary. The following table shows the share requirements for each NEO:

Name	Share Requirement	Owns Required Shares
Dr. Lechleiter	six times base salary	Yes
Mr. Rice	75,000	Yes
Dr. Lundberg	75,000	Yes
Mr. Harrington	55,000	No1
Mr. Conterno	50,000	Yes

1 As a new executive officer, Mr. Harrington is required to retain at least half of all equity payouts until he reaches the 55,000 share requirement.

Executive officers are also required to hold all shares received from equity program payouts, net of acquisition costs and taxes, for at least one year, even once share ownership requirements have been met. For PAs, this holding requirement is met by the one-year restriction period on the RSUs paid out pursuant to the program.

Employees are not permitted to hedge their economic exposures to company stock through short sales or derivative transactions, and for 2013, executive officers did not hold any pledged shares. Effective in 2014, the committee adopted a formal policy prohibiting outside directors and all members of senior management from pledging any company stock.

Tax Deductibility Cap on Executive Compensation

U.S. federal income tax law prohibits the company from taking a tax deduction for non-performance based compensation paid in excess of $1,000,000 to named executive officers. However, performance-based compensation is fully deductible if the programs are approved by shareholders and meet other requirements. Our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation objectives.

We have taken steps to qualify all incentive awards (bonuses, PAs, and SVAs) for full deductibility as performance-based compensation. The committee may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve the company's compensation objectives and to protect shareholder interests. For 2013, the non-deductible compensation was approximately $408,000 for
Dr. Lechleiter, less than the portion of his base salary that exceeded $1,000,000.

Executive Compensation Recovery Policy

All incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy, which gives the committee broad discretion to claw back incentive payouts from any executive whose misconduct results in a material violation of law or company policy that causes significant harm to the company, or who fails in his or her supervisory responsibility to prevent such misconduct by others.

Additionally, the company can recover all or a portion of any incentive compensation in the case of materially inaccurate financial statements or material errors in the performance calculation, whether or not they result in a restatement and whether or not the executive officer has engaged in wrongful conduct. Recoveries under the plan can extend back as far as three years. Additionally, as of 2013, the policy applies not only to executive officers, but to all members of senior management (approximately 160 employees).

The recovery policy covers any incentive compensation awarded or paid beginning in 2013 to an employee at a time when he or she is a member of senior management. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the policy.

Looking Ahead to 2014 Compensation

For 2014, in recognition of an expected substantial decline in revenue due to significant patent expirations, most employees, including executive officers, will not be receiving an increase to base salary to allow the company to fully invest in launching the company's late stage pipeline assets. The company bonus multiple for 2014 will also be reduced by 0.25. For example, if the company hits its performance goals for 2014, the multiple will be reduced from 1.0 to 0.75.

Additionally, although the practice has long been discouraged for EOs, effective in 2014, the company has formally adopted a policy prohibiting all members of senior management (and outside directors) from pledging company shares (i.e., using them as collateral for a loan).

Compensation Committee Matters

Background

Role of the Independent Consultant In Assessing Executive Compensation
The committee has retained Cimi B. Silverberg of Frederic W. Cook & Co., Inc., as its independent compensation consultant to assist the committee. Ms. Silverberg reports directly to the committee. Neither she nor her firm is permitted to have any business or personal relationship with management or the members of the Compensation Committee. The consultant’s responsibilities are to:

•	Review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness

•	Review the company’s executive compensation program and advise the committee of evolving best practices

•	Provide independent analyses and recommendations to the committee on the CEO’s pay

•	Review draft “Compensation Discussion and Analysis” and related tables for the proxy statement

•	Proactively advise the committee on best practices for board governance of executive compensation

•	Undertake special projects at the request of the committee chair

Ms. Silverberg interacts directly with members of company management only on matters under the committee’s oversight and with the knowledge and permission of the committee chair.

Role of Executive Officers and Management In Assessing Executive Compensation
With the oversight of the CEO and the senior vice president of human resources and diversity, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for executive officers (other than the CEO, as noted below). The CEO gives the committee a performance assessment and compensation recommendation for each of the other executive officers. The committee considers those recommendations with the assistance of its consultant. The CEO and the senior vice president of human resources and diversity attend committee meetings but are not present for executive sessions or for any discussion of their own compensation. Only nonemployee directors and the committee’s consultant attend executive sessions.

The CEO does not participate in the formulation or discussion of his pay recommendations and has no prior knowledge of the recommendations that the consultant makes to the committee.

Risk Assessment Process
As a part of the overall enterprise risk management program, in 2013 the committee reviewed the company’s compensation policies and practices for employees, including executive officers. The committee concluded that the company’s compensation programs are not reasonably likely to have a material adverse effect on the company. The committee noted numerous design features of the company’s cash and equity incentive programs that reduce the likelihood of inappropriate risk-taking, including, but not limited to:

•	Independent Compensation Committee members

•	Compensation Committee engages independent compensation consultant

•	Compensation Committee has downward discretion to lower compensation plan payouts

•	Threshold levels below target that provide for payouts and maximums that cap payouts

•	Different measures and metrics used across multiple incentive plans; appropriate balance of cash/stock, fixed/variable pay, short-term/long-term incentives

•	Performance objectives are appropriately achievable

•	Programs with operational metrics that have a continuum of payout multiples based upon achievement of performance milestones

•	Negative compensation consequences for serious compliance violations and compensation recovery policy in place for all members of senior management

•	Meaningful share ownership requirements for all members of senior management

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the company’s management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the CD&A above. The committee is satisfied that the CD&A fairly and completely represents the philosophy, intent, and actions of the committee with regard to executive compensation. The committee recommended to the Board of Directors that the CD&A be included in this proxy statement for filing with the SEC.

Compensation Committee
Karen N. Horn, Ph.D., Chair
Ralph Alvarez
Ellen R. Marram
Kathi P. Seifert

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members:

•	Has ever been an officer of the company

•	Has ever been an employee of the company

•	Is or was a participant in a related-person transaction in 2013 (see “Review and Approval of Transactions with Related Persons” for a description of our policy on related-person transactions).

None of our Board members or Compensation Committee members is an executive officer of another entity at which one of our executive officers serves on the Board of Directors.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value ($) [3]	All Other Compensation ($) [4]	Total Compensation ($)
John C. Lechleiter, Ph.D.	2013	$1,500,000	$0	$6,750,000	$0	$2,877,000	$0 [5]	$90,000	$11,217,000
Chairman, President, and Chief Executive Officer	2012	$1,500,000	$0	$5,625,000	$0	$2,982,000	$4,423,633	$90,000	$14,620,633
	2011	$1,500,000	$0	$5,625,000	$0	$2,625,000	$6,530,094	$90,000	$16,370,094
Derica W. Rice	2013	$1,014,750	$0	$2,850,000	$0	$1,251,187	$0 [5]	$60,885	$5,176,822
Executive Vice President, Global Services and Chief Financial Officer	2012	$990,000	$0	$2,850,000	$0	$1,265,220	$1,770,767	$59,400	$6,935,387
	2011	$984,167	$0	$2,850,000	$0	$1,107,188	$940,589	$59,050	$5,940,993
Jan M. Lundberg, Ph.D.	2013	$1,002,963	$0	$2,250,000	$0	$1,236,653	$224,741	$60,178	$4,774,535
Executive Vice President, Science and Technology and President, Lilly Research Laboratories	2012	$978,500	$0	$2,250,000	$0	$1,250,523	$307,275	$58,710	$4,845,008
	2011	$973,750	$0	$2,062,500	$0	$1,095,469	$232,128	$58,425	$4,422,272
Michael J. Harrington	2013	$765,000	$0	$1,312,500	$0	$786,038	$264,784	$45,900	$3,174,222
Senior Vice President and General Counsel	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Enrique A. Conterno	2013	$680,658	$0	$1,500,000	$0	$699,376	$88,167	$40,840	$3,009,041
Senior Vice President and President, Lilly Diabetes	2012	$669,500	$0	$1,500,000	$0	$713,018	$992,187	$40,170	$3,914,875
	2011	$666,250	$0	$1,500,000	$0	$624,609	$887,380	$39,975	$3,718,214

1 This column shows the grant date fair value of PAs and SVAs computed in accordance with FASB ASC Topic 718. Values for awards subject to performance conditions (PAs) are computed based upon the probable outcome of the performance condition as of the grant date. A discussion of assumptions used in calculating award values may be found in Note 11 to our 2013 audited financial statements in our Form 10-K.

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2013-2014 PA grant included in this column of the Summary Compensation Table.

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Dr. Lechleiter	January 2015	$0	$4,500,000	$6,750,000
Mr. Rice	January 2015	$0	$1,900,000	$2,850,000
Dr. Lundberg	January 2015	$0	$1,500,000	$2,250,000
Mr. Harrington	January 2015	$0	$875,000	$1,312,500
Mr. Conterno	January 2015	$0	$1,000,000	$1,500,000

2    Payments for 2013 performance were made in March 2014 under the bonus plan. All bonuses paid to named executive officers were part of a non-equity incentive plan.

3    The amounts in this column reflect the change in pension value for each individual, calculated by our actuary, and are impacted by the discount rate, pay earned in the last ten years, age, and years of service. No named executive officer received preferential or above-market earnings on deferred compensation.

4    The amounts in this column are solely company matching contributions for each individual's 401(k) plan contributions. The company does not reimburse executives for taxes outside of the limited circumstance of taxes related to employee relocation or a prior international assignment. There were no perquisites or payments to report in the proxy statement.

5    The net present value of the pension benefits for Dr. Lechleiter and Mr. Rice reflect no change from 2012 due to an increase in the discount rate as reflected in footnote 1 to the pension benefits table below. For the other named executive officers, increases in pensionable earnings offset the impact of the increased discount rate.

Grants of Plan-Based Awards During 2013
The compensation plans under which the grants in the following table were made are described in the “Compensation Discussion and Analysis” and include the bonus plan (a non-equity incentive plan) and the 2002 Lilly Stock Plan (which provides for PAs, SVAs, stock options, restricted stock grants, and RSUs).

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Grant Date Fair Value of Equity Awards
Name	Award	Grant Date [2]		Compensation Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Dr. Lechleiter		—		—	$52,500	$2,100,000	$4,200,000
	2013-2014 PA	2/5/2013	[3]	12/17/2012				44,830	89,659	134,489		$2,250,000
	2013-2015 SVA	2/5/2013	[4]	12/17/2012				44,302	110,756	155,058		$4,500,000
											—
Mr. Rice		—		—	$22,832	$913,275	$1,826,550
	2013-2014 PA	2/5/2013	[3]	12/17/2012				18,928	37,856	56,784		$950,000
	2013-2015 SVA	2/5/2013	[4]	12/17/2012				18,705	46,763	65,468		$1,900,000
											—
Dr. Lundberg		—		—	$22,567	$902,666	$1,805,333
	2013-2014 PA	2/5/2013	[3]	12/17/2012				14,943	29,886	44,829		$750,000
	2013-2015 SVA	2/5/2013	[4]	12/17/2012				14,768	36,919	51,687		$1,500,000
											—
Mr. Harrington		—			$14,344	$573,750	$1,147,500
	2013-2014 PA	2/5/2013	[3]	12/17/2012				8,717	17,434	26,151		$437,500
	2013-2015 SVA	2/5/2013	[4]	12/17/2012				8,614	21,536	30,150		$875,000
											—
Mr. Conterno		—		—	$12,762	$510,494	$1,020,988
	2013-2014 PA	2/5/2013	[3]	12/17/2012				9,962	19,924	29,886		$500,000
	2013-2015 SVA	2/5/2013	[4]	12/17/2012				9,845	24,612	34,457		$1,000,000
											—
1    These columns show the threshold, target, and maximum payouts for performance under the bonus plan. Bonus payouts range from 0 to 200 percent of target. The bonus payment for 2013 performance was 137 percent of target, and is included in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”

2    To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Compensation Committee and consistently falls in the first week of February. Equity awards to new hires and other off-cycle grants are effective on the first trading day of the following month.

3 This row shows the range of payouts for 2013-2014 PA grants. The 2013-2014 PA will pay out in January 2015, with payouts ranging from 0 to 150 percent of target. The grant-date fair value of the PA reflects the probable payout outcome anticipated at the time of grant, which was less than the target value.

4    This row shows the range of payouts for 2013-2015 SVA grants. The 2013-2015 SVA will pay out in January 2016, with payouts ranging from 0 to 140 percent of target. We measure the fair value of the SVA on the grant date using a Monte Carlo simulation model.
To receive a payout under the PA or the SVA, a participant must remain employed with the company through the end of the relevant performance period (except in the case of death, disability, or retirement). In addition, an employee who was an executive officer at the time of the 2013-2014 PA grant will receive payment in RSUs. No dividends accrue on either PAs or SVAs during the performance period. Non-preferential dividends accrue during the earned PA’s one-year restriction period (following the two-year performance period) and are paid upon vesting.

Outstanding Equity Awards at December 31, 2013
The 2013 closing stock price applied to the values in the table below was $51.00.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable [1]		Option Exercise Price ($)	Option Expiration Date	Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Dr. Lechleiter					2013-2015 SVA				155,058	[2]	$7,907,978
					2012-2014 SVA				198,713	[3]	$10,134,373
					2013-2014 PA				44,830	[4]	$2,286,305
					2012-2013 PA	52,462	[5]	$2,675,562
					2011-2012 PA	58,778	[6]	$2,997,678
	140,964		$56.18	02/09/2016
	127,811		$55.65	02/10/2015
	200,000	[7]	$73.11	02/14/2014
Mr. Rice					2013-2015 SVA				65,468	[2]	$3,338,878
					2012-2014 SVA				100,681	[3]	$5,134,731
					2013-2014 PA				18,928	[4]	$965,328
					2012-2013 PA	26,581	[5]	$1,355,631
					2011-2012 PA	29,781	[6]	$1,518,831
	30,000		$52.54	04/29/2016
	27,108		$56.18	02/09/2016
	23,077		$55.65	02/10/2015
	25,000	[7]	$73.11	02/14/2014
Dr. Lundberg					2013-2015 SVA				51,687	[2]	$2,636,017
					2012-2014 SVA				79,485	[3]	$4,053,735
					2013-2014 PA				14,943	[4]	$762,093
					2012-2013 PA	20,985	[5]	$1,070,235
	N/A				2011-2012 PA	21,552	[6]	$1,099,152
Mr. Harrington					2013-2015 SVA				30,150	[2]	$1,537,670
					2012-2014 SVA				10,969	[3]	$559,419
					2013-2014 PA				8,717	[4]	$444,567
	6,024		$56.18	02/09/2016
	2,722		$55.65	02/10/2015
	5,200	[7]	$73.11	02/14/2014
Mr. Conterno					2013-2015 SVA				34,457	[2]	$1,757,297
					2012-2014 SVA				52,990	[3]	$2,702,490
					2013-2014 PA				9,962	[4]	$508,062
					2012-2013 PA	13,990	[5]	$713,490
					2011-2012 PA	15,674	[6]	$799,374
					RSU	20,000	[8]	$1,020,000
	6,928		$56.18	02/09/2016
	7,101		$55.65	02/10/2015
	10,700	[7]	$73.11	02/14/2014

1    These options vested as listed in the table below by expiration date.

Expiration Date	Vesting Date	Expiration Date	Vesting Date
4/29/2016	5/1/2009	2/10/2015	2/11/2008
2/9/2016	2/10/2009	2/14/2014	2/19/2007

2    SVAs granted for the 2013-2015 performance period. The number of shares reported in the table reflects the maximum payout, which will be made if the average closing stock price in November and December 2015 is over $62.64. Actual payouts may vary from 0 to 140 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2013, the payout would have been 60 percent of target.

3 SVAs granted for the 2012-2014 performance period. The number of shares reported in the table reflects the maximum payout, which will be made if the average closing stock price in November and December 2014 is over $49.64. Actual payouts may vary from 0 to 140 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2013, the payout would have been 140 percent of target.

4    This number represents the threshold value of PA shares that could pay out in January 2015 for 2013-2014 performance, provided performance goals are met. Any shares resulting from this award will pay out in the form of RSUs, vesting February 2016. Actual payouts may vary from 0 to 150 percent of target. The number of shares recorded in the table reflects the payout if the combined cumulative EPS for 2013 and 2014 falls between the range of $3.39 and $6.96.

5    The 2012-2013 PA paid out at 50 percent of target in January 2014 in the form of RSUs, vesting February 2015.

6    PA shares paid out in January 2013 for the 2011-2012 performance period. These shares vested in February 2014.

7 These options expired with no value to the holder.

8 This grant was made in 2008 outside of the normal annual cycle and will vest on May 1, 2018.

Options Exercised and Stock Vested in 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
Dr. Lechleiter	0	$0	132,367	[2]	$7,106,784
			209,331	[3]	$11,352,020
Mr. Rice	0	$0	52,947	[2]	$2,842,724
			106,061	[3]	$5,751,688
Dr. Lundberg	0	$0	44,122	[2]	$2,368,910
			76,755	[3]	$4,162,424
			33,334	[4]	$1,789,702
Mr. Harrington	0	$0	3,498	[5]	$189,697
			10,634	[3]	$576,682
Mr. Conterno	0	$0	31,768	[2]	$1,705,624
			55,821	[3]	$3,027,173
			10,000	[6]	$553,800

1    Amounts reflect the market value of the stock on the day the stock vested.

2    PAs paid out in January 2012 (as RSUs) for company performance during 2010-2011 and subject to forfeiture until vesting in February 2013.

3    Payout of the 2011-2013 SVA at 140 percent of target.

4    The last installment of a one-time RSU awarded to Dr. Lundberg when he joined the company in 2010.

5 This amount reflects shares paid to Mr. Harrington from the 2012-13 PA, which paid out at 50% of target in January 2014.  Since Mr. Harrington was not an executive officer when the award was granted, he received freely traded shares rather than RSUs.  Mr. Harrington must hold the net shares from this payout for one year as required by the Share Ownership and Retention Guidelines.

6    The first installment of a one-time RSU awarded to Mr. Conterno in 2008 outside of the normal grant cycle.

Retirement Benefits
We provide retirement income to U.S. employees, including executive officers, through the following plans:

•
The 401(k) plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. See the "All Other Compensation" column in the “Summary Compensation Table” for information about company contributions for the named executive officers.

•
The retirement plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the “Pension Benefits in 2013” table below for additional information about the value of these pension benefits.

Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($210,000 in 2013) as well as the amount of annual earnings that can be used to calculate a pension benefit ($260,000 in 2014). However, since 1975, the company has maintained a nonqualified pension plan that pays retirees the difference between the amount payable under the retirement plan and the amount they would have received without the Internal Revenue Code limits. The nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy.

The following table shows benefits that the named executive officers have accrued under the retirement plan and the nonqualified pension plan.

Pension Benefits in 2013

Name		Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Dr. Lechleiter	2	retirement plan (pre-2010)	30	$1,388,042
		retirement plan (post-2009)	4	$108,207
		nonqualified plan (pre-2010)	30	$25,846,526
		nonqualified plan (post-2009)	4	$1,582,929
		total		$28,925,704	$0
Mr. Rice		retirement plan (pre-2010)	20	$606,778
		retirement plan (post-2009)	4	$62,281
		nonqualified plan (pre-2010)	20	$4,943,284
		nonqualified plan (post-2009)	4	$474,030
		total		$6,086,373	$0
Dr. Lundberg		retirement plan (post-2009)	4	$114,124
		nonqualified plan (post-2009)	4	$736,369
		total		$850,493	$0
Mr. Harrington		retirement plan (pre-2010)	18	$579,032
		retirement plan (post-2009)	4	$68,861
		nonqualified plan (pre-2010)	18	$1,200,933
		nonqualified plan (post-2009)	4	$135,856
		total		$1,984,682	$0
Mr. Conterno		retirement plan (pre-2010)	17	$513,885
		retirement plan (post-2009)	4	$59,231
		nonqualified plan (pre-2010)	17	$2,154,069
		nonqualified plan (post-2009)	4	$235,108
		total		$2,962,293	$0

1    The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	5.15 percent
Mortality (post-retirement decrement only):	RP 2000CH
Pre-2010 joint and survivor benefit (% of pension):	50% until age 62; 25% thereafter
Post-2009 benefit payment form:	life annuity

2    Dr. Lechleiter is currently eligible for full retirement benefits under the old plan formula (pre-2010 benefits) and qualifies for early retirement under the new plan formula (post-2009 benefits) as described below.
The retirement plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the retirement plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).

Post-2009 Plan Information: Following amendment of our retirement plan formulae, employees hired on or after February 1, 2008 have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulae. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early retirement benefits under this plan formula are reduced 6 percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who are closer to retirement or have been with the company longer. For the transition group, early retirement benefits are reduced 3 percent for each year from age 65 to age 60 and 6 percent for each year under age 60. All named executive officers except Dr. Lundberg are in this transition group.

Pre-2010 Plan Information: Employees hired prior to February 1, 2008 accrued benefits under both plan formulae. For these employees, benefits that accrued before January 1, 2010 were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service is used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately, based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:

•	The benefit for employees with between 80 and 90 points is reduced by 3 percent for each year under 90 points or age 62.

•
The benefit for employees who have less than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by 6 percent for each year under 80 points or age 65.

Nonqualified Deferred Compensation in 2013

Name	Plan	Executive Contributions in Last Fiscal Year ($) [1]	Registrant Contributions in Last Fiscal Year ($) [2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) [3]
Dr. Lechleiter	nonqualified savings	$74,700	$74,700	$332,386		$2,395,774
	deferred compensation	$745,500		$298,316		$10,899,537
	total	$820,200	$74,700	$630,702	$0	$13,295,311
Mr. Rice	nonqualified savings	$45,585	$45,585	$122,482		$963,155
	deferred compensation	$0		$0		$0
	total	$45,585	$45,585	$122,482	$0	$963,155
Dr. Lundberg	nonqualified savings	$44,878	$44,878	$12,740		$407,286
	deferred compensation	$0		$0		$0
	total	$44,878	$44,878	$12,740	$0	$407,286
Mr. Harrington	nonqualified savings	$30,600	$30,600	$12,101		$155,937
	deferred compensation	$0		$3,739		$134,943
	total	$30,600	$30,600	$15,840	$0	$290,880
Mr. Conterno	nonqualified savings	$25,540	$25,540	$43,261		$414,720
	deferred compensation	$100,000		$20,345		$752,209
	total	$125,540	$25,540	$63,606	$0	$1,166,929

1    The amounts in this column are also included in the “Summary Compensation Table,” in the “Salary” column (nonqualified savings) or the “Non-Equity Incentive Plan Compensation” column (deferred compensation).

2    The amounts in this column are also included in the “Summary Compensation Table,” in the “All Other Compensation” column as a portion of the savings plan match.

3    Of the totals in this column, the following amounts have previously been reported in the “Summary Compensation Table” for this year and for previous years:

Name	2013 ($)	Previous Years ($)	Total ($)
Dr. Lechleiter	$894,900	$8,868,881	$9,763,781
Mr. Rice	$91,170	$523,004	$614,174
Dr. Lundberg	$89,756	$259,038	$348,794
Mr. Harrington	$61,200	N/A	$61,200
Mr. Conterno	$151,080	$150,340	$301,420

The "Nonqualified Deferred Compensation in 2013" table above shows information about two company programs: the nonqualified savings plan and the deferred compensation plan. The nonqualified savings plan is designed to allow each employee to contribute up to 6 percent of his or her base salary, and receive a company match, beyond the contribution limits prescribed by the IRS with regard to 401(k) plans. This plan is administered in the same manner as the 401(k) plan, with the same participation and investment elections. Executive officers and other U.S. executives may also defer receipt of all or part of their cash compensation under the deferred compensation plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 2.9 percent for 2013 and is 3.9 percent for 2014. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, but may not make withdrawals during their employment, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of bankruptcy.

Potential Payments Upon Termination or Change in Control (as of December 31, 2013)
The following table describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer (other than following a change in control) would be at the discretion of the Compensation Committee.

		Cash Severance Payment [1]	Incremental Pension Benefit (present value)	Continuation of Medical / Welfare Benefits (present value) [2]	Value of Acceleration of Equity Awards [3]	Excise Tax Gross-Up [4]	Total Termination Benefits
Dr. Lechleiter
•	Voluntary retirement	$0	$0	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0	$0	$0
•	Involuntary or good-reason termination after change in control	$7,200,000	$0	$14,815	$9,402,890	$0	$16,617,706
Mr. Rice
•	Voluntary termination	$0	$0	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0	$0	$0
•	Involuntary or good-reason termination after change in control	$3,856,050	$0	$33,344	$4,579,002	$0	$8,468,396
Dr. Lundberg
•	Voluntary termination	$0	$0	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0	$0	$0
•	Involuntary or good-reason termination after change in control	$3,811,259	$0	$25,244	$3,330,561	$0	$7,167,065
Mr. Harrington
•	Voluntary retirement	$0	$0	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0	$0	$0
•	Involuntary or good-reason termination after change in control	$1,835,948	$0	$33,344	$814,904	$0	$2,684,196
Mr. Conterno
•	Voluntary retirement	$0	$0	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0	$0	$0
•	Involuntary or good-reason termination after change in control	$1,805,339	$0	$28,806	$3,023,787	$0	$4,857,933

1    See “Change-in-Control Severance Pay Plan” below.

2    See “Accrued Pay and Regular Retirement Benefits” and “Change-in-Control Severance Pay Plan—Continuation of medical and welfare benefits” below.

3    Equity grants include an individual performance criterion to vest. As a result, even retirement-eligible employees have the possibility of forfeiting their grants.

4    The company eliminated excise tax gross-ups in 2012.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued salary and vacation pay.

•	regular pension benefits under the retirement plan and the nonqualified pension plan. See “Retirement Benefits” above.

•
welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as “Continuation of Medical / Welfare Benefits” are explained below.

•
distributions of plan balances under the 401(k) plan and the nonqualified savings plan. See the narrative following the “Nonqualified Deferred Compensation in 2013” table for information about these plans.

Deferred Compensation. The amounts shown in the table do not include distributions of plan balances under the deferred compensation plan. Those amounts are shown in the “Nonqualified Deferred Compensation in 2013” table.

Death and Disability. A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. salaried employees generally.

Termination for Cause. Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

Change-in-Control Severance Pay Plan. As described in the “Compensation Discussion and Analysis” under “Severance Benefits,” the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan defines a change in control very specifically, but generally the terms include the occurrence of one of the following: (i) acquisition of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one half or more of the Board of Directors; (iii) consummation of a merger, share exchange, or consolidation of the company; or (iv) liquidation of the company or sale or disposition of all or substantially all of its assets. The amounts shown in the table for “involuntary or good-reason termination after change in control” are based on the following assumptions and plan provisions:

•
Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit at December 31, 2013. Eligible terminations include an involuntary termination for reasons other than for cause or a voluntary termination by the executive for good reason, within two years following the change in control.

•
A termination of an executive officer by the company is for cause if it is for any of the following reasons: (i) the employee’s willful and continued refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the business reputation of the company; or (iii) conviction of or the entering of a plea of guilty or nolo contendere to a felony.

•
A termination by the executive officer is for good reason if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; or (vi) relocation of the executive by more than 50 miles.

•
Cash severance payment. The cash severance payment amounts to two times the executive officer's 2013 annual base salary plus two times the executive officer’s bonus target for 2013 under the bonus plan.

•
Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s guarantee, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, life, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections.

•
Acceleration of equity awards. Upon a covered termination, any unvested equity awards would vest upon consummation of a change in control and a partial payment of outstanding PAs would be made, reduced to reflect the portion of the performance period worked prior to the change in control. Likewise, in the case of a change in control in which Lilly is not the surviving entity, SVAs would pay out based on the change-in-control stock price and be prorated for the portion of the three-year performance period elapsed. The amount in this column represents the value of the acceleration of unvested equity grants.

•
Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee's exposure to excise taxes, the employee’s change-in-control benefit may be decreased to maximize the after-tax benefit to the individual.

Payments Upon Change in Control Alone. In general, the change-in-control plan is a “double trigger” plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. There are limited exceptions for PAs and SVAs as noted above under "Acceleration of equity awards."
Ownership of Company Stock

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company common stock beneficially owned by the directors, the named executive officers, and all directors and executive officers as a group, as of February 21, 2014. None of the stock, stock options, or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

Beneficial Owners	Common Stock [1]			Stock Units Not Distributable Within 60 Days [4]
	Shares Owned [2]		Options Exercisable/Stock Units Distributable Within 60 Days [3]
Ralph Alvarez	—		—	22,172
Katherine Baicker, Ph.D.	—		—	6,041
Sir Winfried Bischoff	2,000		—	40,819
Enrique A. Conterno	102,317		14,029	33,990
Michael L. Eskew	—		—	25,809
J. Erik Fyrwald	100		—	44,639
Alfred G. Gilman, M.D., Ph.D.	—		—	48,740
Michael J. Harrington	31,205		8,746	—
R. David Hoover	1,000		—	25,335
Karen N. Horn, Ph.D.	—		—	65,825
William G. Kaelin, Jr., M.D.	—		—	4,708
John C. Lechleiter, Ph.D.	769,976	[5]	268,775	52,462
Jan M. Lundberg, Ph.D.	156,044		—	20,985
Ellen R. Marram	1,000		—	38,632
Douglas R. Oberhelman	—		—	20,032
Franklyn G. Prendergast, M.D., Ph.D.	—		—	56,284
Derica W. Rice	285,100		80,185	26,581
Marschall S. Runge, M.D., Ph.D.	—		—	947
Kathi P. Seifert	3,533		—	50,983
Jackson P. Tai	14,811		—	473
All directors and executive officers as a group (29 people):	1,815,850		511,627	768,906

[1]
The sum of the "Shares Owned" and "Options Exercisable/Stock Units Distributable Within 60 Days" columns represents the shares considered "beneficially owned" for purposes of disclosure in the proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares. No person listed in the table owns more than 0.1 percent of the outstanding common stock of the company. All directors and executive officers as a group own approximately 0.2 percent of the outstanding common stock of the company.

2 This column includes the number of shares of common stock held individually as well as the number of
401(k) plan shares held by the beneficial owners, indirectly through the 401(k) plan.

[3]	This column includes stock options exercisable within 60 days and RSUs that vest within 60 days.
4 For the executive officers, this column reflects RSUs that will not vest within 60 days. For the independent directors, this column includes the number of stock units credited to the directors' accounts in the Lilly Directors' Deferral Plan.
5 The shares shown for Dr. Lechleiter include 44,865 shares that are owned by a family foundation for which he is a director. Dr. Lechleiter has shared voting power and shared investment power with respect to the shares held by the foundation. Also included are 1,100 shares held in family trusts. Pursuant to the terms of the trusts, Dr. Lechleiter has shared investment power and no voting power over the shares held in the trusts.

Principal Holders of Stock
To the best of the company’s knowledge, the only beneficial owners of more than 5 percent of the outstanding shares of the company’s common stock, as of December 31, 2013, are the shareholders listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Lilly Endowment, Inc. (the Endowment) 2801 North Meridian Street Indianapolis, Indiana 46208	135,670,804	12.1%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	65,667,264	5.8%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	63,571,417	5.6%

The Endowment has sole voting and sole investment power with respect to its shares. The Board of Directors of the Endowment is composed of Thomas M. Lofton, chairman; N. Clay Robbins, president and chief executive officer; Mary K. Lisher; William G. Enright; Daniel P. Carmichael; Charles E. Golden; Eli Lilly II; David N. Shane; and Craig R. Dykstra. Each of the Endowment board members, with the exception of Mr. Dykstra, is either directly or indirectly, a shareholder of the company.

BlackRock, Inc. provides investment management services for various clients. It has sole voting power for 54,237,349 of its shares, and has sole dispositive power with respect to its shares.

Wellington Management Company, LLP provides investment management services for various clients. It has shared voting power for 14,947,751 of its reported shares and has shared dispositive power with respect to its shares.

Items of Business To Be Acted Upon at the Meeting

Item 1. Election of Directors

Under the company’s articles of incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year. The term for directors elected this year will expire at the annual meeting of shareholders held in 2017. Each of the nominees listed below has agreed to serve that term. If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute.

Board Proposal on Item 1

The Board recommends that you vote FOR each of the following nominees:

•	Michael L. Eskew

•	Karen N. Horn, Ph.D.

•	William G. Kaelin, Jr., M.D.

•	John C. Lechleiter, Ph.D.

•	Marschall S. Runge, M.D., Ph.D.
Biographical information and a statement of their qualifications for each of the nominees may be found in the “Director Biographies” section.

Item 2. Proposal to Ratify the Appointment of Principal Independent Auditor

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the committee has met and held discussions with management and the independent auditor. Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles (GAAP), and the committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor.

The committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the standards of the Public Accounting Oversight Board (PCAOB) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the committee determined, among other things, that the nonaudit services provided by Ernst & Young LLP ("EY") (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of nonaudit services and required audit partner rotation.

The committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The committee has also appointed the company’s independent auditor, subject to shareholder ratification, for 2014.

Audit Committee
Michael L. Eskew, Chair
Katherine Baicker, Ph.D.
Douglas R. Oberhelman
Kathi P. Seifert
Jackson P. Tai

Services Performed by the Independent Auditor
The Audit Committee preapproves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The committee’s policy and procedures are as follows:

•
The committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The committee may also preapprove other audit services, which are those services that only the independent auditor reasonably can provide.

•
Audit-related services are assurance and related services that are reasonably related to the performance of the audit, and that are traditionally performed by the independent auditor. The committee believes that the provision of these services does not impair the independence of the auditor.

•	The committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.

•
The committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

•
At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other engagements known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval. To the extent approvals are required between regularly scheduled committee meetings, preapproval authority is delegated to the committee chair.

For each engagement, management provides the committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by the company’s independent auditor, EY in 2013 and 2012. All such services were pre-approved by the committee in accordance with the pre-approval policy.

			2013 ($ millions)	2012 ($ millions)
Audit Fees			$8.7	$8.8
•	Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation
•	Reviews of quarterly financial statements
•	Other services normally provided by the auditor in connection with statutory and regulatory filings
Audit-Related Fees			$0.7	$0.7
•	Assurance and related services reasonably related to the performance of the audit or reviews of the financial statements
	–	2013 and 2012: primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions
Tax Fees			$1.3	$2.2
•	2013 and 2012: primarily related to consulting and compliance services
All Other Fees			$0	$0.4
•	2013 and 2012: primarily related to compliance services outside the U.S.
Total			$10.7	$12.1

Audit Committee Oversight of Independent Auditor
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the company's financial statements. Further information regarding the committee's oversight of the independent auditor can be found in the Audit Committee charter, available online at http://investor.lilly.com/governance.cfm, or upon request to the company's corporate secretary.

In accordance with the SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of years an individual partner may provide service to the company.  For lead and concurring partners, the maximum number of consecutive years in that capacity is five years. The committee oversees the process for selecting the new lead partner and for reviewing and evaluating the lead partner once retained. The committee also periodically considers whether a rotation of the company's independent auditor is advisable.

Board Proposal on Item 2

The Audit Committee believes that the continued retention of EY to serve as the company's independent external auditor is in the best interests of the company and its investors, and has therefore appointed the firm of EY as principal independent auditor for the company for the year 2014. In accordance with the bylaws, this appointment is being submitted to the shareholders for ratification.

EY also served as the principal independent auditor for the company in 2013. Representatives of EY are expected to be present at the annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

The Board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2014.

Item 3. Advisory Vote on Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934, as amended, provides the Company's shareholders with the opportunity to approve, on an advisory basis, the compensation of the Company's NEOs as disclosed in the proxy statement. As described in the "Compensation Discussion and Analysis" section, above, and elsewhere in this proxy statement, we believe our compensation philosophy is designed to attract and retain highly-talented individuals and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company’s values of integrity, excellence, and respect for people.

The Compensation Committee and the Board of Directors believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialog with our shareholders in order to ensure our practices are aligned with stakeholder interests and reflect best practices.

We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement in the CD&A, the compensation tables, and related narratives. As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

Board Proposal on Item 3

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, the compensation tables, and related narratives in this proxy statement.
Meeting and Voting Logistics

Additional items of business
We do not expect any items of business other than those above because the deadline for shareholder proposals and nominations has passed. Nonetheless, if necessary, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Voting
Shareholders as of the close of business on February 28, 2014 (the record date) may vote at the annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareholder of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in the 401(k) plan.

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by mail, by telephone, or on the Internet even if you plan to attend the meeting.

Required vote
Below are the vote requirements for the various proposals.

•	The five nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions will not count as votes cast either for or against a nominee.

•	The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:

•	ratification of the appointment of principal independent auditor; and

•	advisory approval of executive compensation.

Abstentions will not be counted either for or against these proposals.

Quorum
A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 1,119,757,288 shares of company common stock were issued and outstanding.

Voting by proxy
If you are a shareholder of record, you may vote your proxy by any one of the following methods:

8
On the Internet. You may vote online at www.proxyvote.com. Follow the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, do not return your proxy card.

)
By telephone. Shareholders in the U.S., Puerto Rico, and Canada may vote by telephone by following the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card.

*
By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf with the Board’s recommendations.

If you did not receive a proxy card in the materials you received from the company and you wish to vote by mail rather than by telephone or on the Internet, you may request a paper copy of these materials and a proxy card by calling 317-433-5112. If you received a notice or an e-mail message notifying you of the electronic availability of these materials, please provide the control number, along with your name and mailing address.

You have the right to revoke your proxy at any time before the meeting by (i) notifying the company’s secretary in writing, or (ii) delivering a later-dated proxy via the Internet, by mail, or by telephone. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

Voting shares held by a broker
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and on the Internet.

If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.
Voting shares held in the 401(k) plan
You may instruct the plan trustee on how to vote your shares in the 401(k) plan via the Internet, by mail, or by telephone as described above, except that, if you vote by mail, the card that you use will be a voting instruction form rather than a proxy card.

In addition, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).

All participants are named fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.

If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with all other participants who elected to have their votes applied in this manner.

If you do not vote, your shares will be voted by other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received.

Proxy cards and notices
If you received more than one proxy card, notice, or e-mail related to proxy materials, you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card. Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card, notice, or e-mail you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an e-mail with directions on how to access the proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 317-433-5112.

Vote tabulation
Votes are tabulated by an independent inspector of election, IVS Associates, Inc.

Attending the annual meeting
Attendance at the meeting will be limited to shareholders, those holding proxies, and invited guests from the media and financial community. All shareholders as of the record date may attend by presenting the admission ticket that appears at the end of this proxy statement. Please fill it out and bring it with you to the meeting. The meeting will be held at the Lilly Center Auditorium. Please use the Lilly Center entrance to the south of the fountain at the intersection of Delaware and McCarty streets. You will need to pass through security, including a metal detector. Present your ticket to an usher at the meeting.

Parking will be available on a first-come, first-served basis in the garage indicated on the map at the end of this report. If you have questions about admittance or parking, you may call 317-433-5112 (prior to the annual meeting).

The 2015 annual meeting
The company’s 2015 annual meeting is currently scheduled for May 4, 2015.

Shareholder proposals
If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 24, 2014. Proposals should be addressed to the company’s corporate secretary, Lilly Corporate Center, Indianapolis, Indiana 46285. In addition, the company’s bylaws provide that any shareholder wishing to propose any other business at the annual meeting must give the company written notice by November 24, 2014 and no earlier than September 21, 2014. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available online at http://investor.lilly.com/governance.cfm or upon request to the company’s corporate secretary.
Other Matters

Other information regarding the company’s proxy solicitation
We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail, but directors, officers, and other employees of the company may also solicit in person or by telephone, fax, or electronic mail. We have retained Georgeson Inc. to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and electronic mail. We expect that the fee for those services will not exceed $17,500 plus reimbursement of customary out-of-pocket expenses.
Section 16(a) beneficial ownership reporting compliance
Under SEC rules, our directors and executive officers are required to file with the SEC reports of holdings and changes in beneficial ownership of company stock. We have reviewed copies of reports provided to the company, as well as other records and information. Based on that review, we concluded that all reports were timely filed.

Certain legal matters
In 2011, the company received a letter sent on behalf of shareholder Kim Barovic demanding that the board of directors cause the company to take (1) legal action against certain of its current and former officers and board members for allegedly causing damage to the company by failing to exercise proper oversight over the company’s compliance with the Foreign Corrupt Practices Act, and (2) all necessary actions to reform and improve certain corporate governance and internal procedures.The board established a committee of disinterested directors to consider the demands and determine what action, if any, the company should take in response. In February 2013, following its investigation, the committee determined, among other things, that it would not be in the best interests of the company to take any of the actions demanded by Ms. Barovic.

In August 2013, Ms. Barovic brought a shareholder derivative suit (Barovic v. Lechleiter, et al.), filed in Marion County (Indiana) Superior Court. The suit seeks to maintain the action purportedly on behalf of the company against certain current and former directors and officers of the company and alleges breach of fiduciary duty, waste of corporate assets, and unjust enrichment. The company is named in the suit as a nominal defendant. The suit does not seek damages from the company, but instead requests damages in an unspecified amount and certain equitable relief on the company’s behalf. The company believes the suit is without merit and all of the individual defendants intend to defend themselves vigorously against the allegations in the complaint.

By order of the Board of Directors,

James B. Lootens
Secretary
March 24, 2014

Appendix A - Summary of Adjustments to EPS Related to the Annual Bonus and PA

Consistent with past practice, the Compensation Committee adjusted the results on which 2012-2013 PAs and the 2013 bonus were determined to eliminate the distorting effect of certain unusual income or expense items on year-over-year growth percentages. The adjustments are intended to:

•	align award payments with the underlying performance of the core business

•	avoid volatile, artificial inflation or deflation of awards due to unusual items in either the award year or the previous (comparator) year

•
eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments.

To assure the integrity of the adjustments, the Compensation Committee establishes adjustment guidelines at the beginning of the year. These guidelines are generally consistent with the company guidelines for reporting non-GAAP earnings to the investment community, which are reviewed by the Audit Committee of the Board. The adjustments apply equally to income and expense items. The Compensation Committee reviews all adjustments and retains downward discretion, i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines.

Adjustments for 2013 Bonus Plan. For the 2013 bonus calculations, the Compensation Committee made the following adjustments to reported EPS:

•	Eliminated the EPS impact of the charge recognized for acquired in-process research and development related to the CGRP antibody.

•	Eliminated the EPS impact of significant asset impairments and restructuring charges.

•	Eliminated the EPS impact of the income received related to the termination of the exenatide collaboration with Amylin.

Reconciliations of these adjustments to our reported EPS are below.

2013
EPS as reported	$4.32
Eliminate IPR&D charges for the acquisition of the CGRP antibody	$0.03
Eliminate asset impairments, restructuring, and other special charges	$0.08
Eliminate income from of the termination of the exenatide collaboration with Amylin	$(0.29)
Non-GAAP EPS	$4.15
Numbers do not add due to rounding

Adjustments for 2012-2013 PA. When the Compensation Committee set EPS growth goals for the 2012-2013 PA, the termination of our exenatide alliance with Amylin and the associated revenue-sharing obligation was not contemplated and therefore, the 2012-2013 PA goals assumed ongoing net income from sales of exenatide during 2012 and 2013. The Compensation Committee decided to neutralize the impact of the termination of the exenatide collaboration with Amylin. In addition, although the company excluded the impact of the Xigris product withdrawal that occurred in 2011 in its published non-GAAP earnings, the committee chose to include the negative impact on sales and EPS for 2012 when determining EPS for purposes of paying the 2012-2013 PA.

For the 2012-2013 PA payout calculations, the Compensation Committee made the following adjustments to reported EPS:

•
For 2012 and 2013: (i) Eliminated the EPS impact of the income received related to the termination of the exenatide collaboration with Amylin; (ii) Added back the planned income from exenatide for the period after the termination of the collaboration with Amylin;

•	For 2011 and 2013: Eliminated one-time accounting charges for acquired in-process research and development; and

•	For 2011, 2012, and 2013: Eliminated the impact of significant asset impairment and restructuring charges.

Reconciliations of these adjustments to our EPS and our published non-GAAP EPS are below.

	2013	2012	% Growth 2013 vs. 2012	2011	% Growth 2012 vs. 2011
EPS as reported	$4.32	$3.66	18.0%	$3.90	(6.2)%
Eliminate IPR&D charges for acquisitions and in-licensing transactions	$0.03	—		$0.23
Eliminate asset impairments, restructuring and other special charges (including Xigris withdrawal)	$0.08	$0.16		$0.29
Eliminate income from the termination of the exenatide collaboration with Amylin	$(0.29)	$(0.43)
Non-GAAP EPS	$4.15	$3.39	22.3%	$4.41	(23.1)%
Xigris withdrawal adjustment	—	$(0.01)		$(0.05)
Pro-rata portion of Amylin Net Income	$0.10	$0.09		—
Non-GAAP EPS—adjusted	$4.25	$3.47	22.4%	$4.36	(20.4)%
Numbers may not add due to rounding

Annual Meeting Admission Ticket

Eli Lilly and Company 2014 Annual Meeting of Shareholders
Monday, May 5, 2014
11:00 a.m. EDT
Lilly Center Auditorium
Lilly Corporate Center
Indianapolis, Indiana 46285
The top portion of this page will be required for admission to the meeting.
Please write your name and address in the space provided below and present this ticket when you enter the Lilly Center.
Doors open at 10:15 a.m.

Name

Address

City, State, and Zip Code

Parking Pass
Directions and Parking
From I-70 take Exit 79B; follow signs to McCarty Street. Turn right (east) on McCarty Street; go straight into Lilly Corporate Center. You will be directed to parking. Be sure to take the admission ticket (the top portion of this page) with you to the meeting and leave this parking pass on your dashboard.
Take the top portion of this page with you to the meeting.

Detach here
Eli Lilly and Company
Annual Meeting of Shareholders
May 5, 2014

Please place this identifier on the dashboard of your car as you enter Lilly Corporate Center so it can be clearly seen by security and parking personnel.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 5, 2014:
The Annual Report and Proxy Statement are available at http://www.lilly.com/pdf/lillyar2013.pdf

- - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
M52722-P31749

The undersigned hereby appoints Messrs. M.J. Harrington, J.C. Lechleiter, and D.W. Rice, and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the reverse side of this card all the shares of common stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on February 28, 2014, at the annual meeting of shareholders to be held on May 5, 2014, at 11:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the Board of Directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
This proxy is solicited on behalf of the Board of Directors.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

ELI LILLY AND COMPANY C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, May 4, 2014. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, May 4, 2014. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 5, 2014: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2013.pdf.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52721-P31749	KEEP THIS PORTION FOR YOUR RECORDS
THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ELI LILLY AND COMPANY
The Board of Directors recommends you vote FOR items 1-3:

(1)	Election of directors, each for a three-year term.	For	Against	Abstain

	1a) M. Eskew	❑	❑	❑

	1b) K. Horn	❑	❑	❑

	1c) W. Kaelin	❑	❑	❑

	1d) J. Lechleiter	❑	❑	❑

	1e) M. Runge	❑	❑	❑	For	Against	Abstain

(2)	Ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as principal independent auditor for 2014.				❑	❑	❑
(3)	Approve, by non-binding vote, compensation paid to the company’s named executive officers.				❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 5, 2014:
The Annual Report and Proxy Statement are available at http://www.lilly.com/pdf/lillyar2013.pdf

- - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -  -  - -

ESOP	M52724-P31749
The Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 28, 2014, at the Annual Meeting of Shareholders to be held on May 5, 2014 at 11:00 a.m. EDT, and at any adjournment thereof.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the Board of Directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction pro rata (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the “undirected shares”), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

	Yes	No
Question 1: Check “no” only if you decline to have your vote applied pro rata to the undirected shares.	❑	❑
These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

NORTHERN TRUST, TRUSTEE C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Tuesday, April 29, 2014. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Tuesday, April 29, 2014. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return to IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801. Card must be received by April 29, 2014.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 5, 2014: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2013.pdf.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52723-P31749	KEEP THIS PORTION FOR YOUR RECORDS
                         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -

ESOP	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
ELI LILLY AND COMPANY
The Board of Directors recommends you vote FOR items 1-3:

(1)	Election of directors, each for a three-year term.	For	Against	Abstain

	1a) M. Eskew	❑	❑	❑

	1b) K. Horn	❑	❑	❑

	1c) W. Kaelin	❑	❑	❑

	1d) J. Lechleiter	❑	❑	❑

	1e) M. Runge	❑	❑	❑	For	Against	Abstain

(2)	Ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as principal independent auditor for 2014.				❑	❑	❑
(3)	Approve, by non-binding vote, compensation paid to the company’s named executive officers.				❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 5, 2014:
The Annual Report and Proxy Statement are available at http://www.lilly.com/pdf/lillyar2013.pdf

- - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  -

PAYSOP	M52726-P31749
The Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 28, 2014, at the Annual Meeting of Shareholders to be held on May 5, 2014 at 11:00 a.m. EDT, and at any adjournment thereof.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the Board of Directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction pro rata (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the “undirected shares”), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

	Yes	No
Question 1: Check “no” only if you decline to have your vote applied pro rata to the undirected shares.	❑	❑
These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

NORTHERN TRUST, TRUSTEE C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Tuesday, April 29, 2014. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Tuesday, April 29, 2014. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return to IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801. Card must be received by April 29, 2014.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 5, 2014: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2013.pdf.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52725-P31749	KEEP THIS PORTION FOR YOUR RECORDS
                - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - -

PAYSOP	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
ELI LILLY AND COMPANY
The Board of Directors recommends you vote FOR items 1-3:

(1)	Election of directors, each for a three-year term.	For	Against	Abstain

	1a) M. Eskew	❑	❑	❑

	1b) K. Horn	❑	❑	❑

	1c) W. Kaelin	❑	❑	❑

	1d) J. Lechleiter	❑	❑	❑

	1e) M. Runge	❑	❑	❑	For	Against	Abstain

(2)	Ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as principal independent auditor for 2014.				❑	❑	❑
(3)	Approve, by non-binding vote, compensation paid to the company’s named executive officers.				❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date